DTCC Data Repository (U.S.) LLC
Rulebook

Revised as of:
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This DTCC Data Repository (U.S.) LLC Rulebook, as amended, supplemented or modified from time to time, and together with any appendix, annex or supplement hereto is copyright (c) 2017 by DTCC Data Repository (U.S.) LLC.

TABLE OF CONTENTS
1. USERS' RIGHTS AND OBLIGATIONS           6
 1.1 User Access to DDR Services          6
 1.2 User Rules & Applicable Law          7
 1.3 User Interface & Recordkeeping          7
  1.3.1 Recordkeeping           8
  1.3.1.1 Authorized Personnel - DDR Books and Records       8
  1.3.1.2 Transfer of Records          8
 1.4 User Fees            8
 1.5 Limitation of Liability           8
2. MANAGEMENT & CORPORATE STRUCTURE          9
 2.1 Ownership & Structure           9
 2.2 Management            9
 2.3 Chief Compliance Officer ("CCO")         10
  2.3.1 Annual Compliance and Financial Reports        11
 2.4 Duty to Monitor, Screen and Analyze Swap and Security-based Swap Data     11
3. USER SUBMISSION OF DATA            11
 3.1 Asset Classes            11
 3.2 Connectivity            11
 3.3 Transactional Data and Submission Processing        12
  3.3.1 General; Message Types          12
  3.3.2 Reporting Parties and Trusted Sources        12
  3.3.2.1 Definition of "Trusted Source"         12
  3.3.2.2 Trusted Sources           13
  3.3.2.3 Configuration in DDR          13
  3.3.2.4 Application of Data from Trusted Source        13
  3.3.3 Mandatory Submissions          13
  3.3.3.1 Trade & Life Cycle Events Data         13
  3.3.3.2 Exception and Exemptions from Mandatory Clearing Requirements under US Law   14
  3.3.4 Verification Applicable to Messages Submitted Pursuant to CFTC Regulations and SEC Regulations 17
  3.3.4.1 Verification Methodology Applicable to Messages Submitted Pursuant to CFTC Regulations and SEC Regulations 17
  3.3.4.2 Pairing Methodology          18
4. UNIQUE IDENTIFIERS            18
 4.1 Overview            18
 4.2 Unique Swap and Security-based Swap Identifiers/Unique Trade Identifiers    19
  4.2.1  Identifiers Applicable to Submissions to the CFTC      19
  4.2.2  Identifiers Applicable to Submissions to the Canadian Regulators    19
  4.2.3  Identifiers Applicable to Submissions to the SEC      19
  4.2.3.1  Identification Codes         19
  4.2.3.2   Reporting UICs to DDR          21
  4.2.3.3  UIC Report           22
 4.3 Legal Entity Identifier ("LEI")          22
 4.4 Unique Product Identifiers ("UPIs")         23
5. PUBLIC REPORTING OF SWAP AND SECURITY-BASED SWAP DATA/DATA       23
 5.1 DDR Public Price Dissemination of Data - Description       23
  5.1.1 Public Price Dissemination Pursuant to CFTC Regulations      23
  5.1.2 Public Dissemination of Security-based Swap Data Pursuant to SEC Regulations   23
  5.1.3 Public Price Dissemination pursuant to Canadian Regulations     24
  5.1.4 Identity of Parties Not to be Disclosed        24
 5.2 DDR Notification           24
 5.3 Block Trade Calculation for CFTC Reporting        24
 5.4 Aggregate Data Available to the Public Pursuant to Canadian Regulations     24
6. ACCESS TO AND USE OF DATA           25
 6.1 Public Data            25
 6.2 Access by Designated Regulators          25
 6.3 DDR Use of Swap and Security-based Swap Data Information      25
 6.4 Access by Third Party Service Providers to Data Retained by DDR      25
 6.5 Access to Data by Other Regulators and Entities        26
  6.5.1 Notification           26
 6.6 Access to DDR Systems and Data Generally        26
 6.7 Denial of Access to Data          26
 6.8 Privacy Policy and Procedures          26
7. DDR SYSTEM             26
 7.1  System Capacity            26
 7.2 DDR System Availability           27
 7.3 Emergency Responses           27
8. BUSINESS CONTINUITY            28
 8.1 Business Continuity and Disaster Recovery        28
 8.2  Wind-Down Plan            28
9. DATA INFORMATION SECURITY           29
 9.1 Overview            29
 9.2 System Safeguards           29
10. RESOLUTION OF DISPUTES, TERMINATION & DISCIPLINARY PROCEDURES       29
 10.1 Resolution of User Disputes          29
  10.1.1 Erroneous Records          30
  10.1.2 Disputes Between Users          30
 10.2 Denial of User Application          31
  10.2.1 Application to DDR Declined         31
  10.2.1.1 Hearing           31
  10.2.1.2 Notices           33
 10.3 Involuntary Termination Procedures         33
  10.3.1 User Termination Events by DDR         33
  10.3.2 Notice and Effect of Termination        34
  10.3.3 Right of Appeal to Involuntary Termination       34
 10.4 Other Disciplinary Actions          35
  10.4.1 Restriction of Use and Costs         35
  10.4.2 Procedures for Disciplinary Proceedings        36
 10.5 Audits, Provision of Information and Cooperation       37
11. CONFLICTS OF INTEREST            37
 11.1 General Conflict of Interest Resolution Processes       37
 11.2 Director Conflicts of Interest          38
  11.2.1 Reporting Conflicts of Interest         39
  11.2.2 Evaluation of a Director's Actual, Potential or Apparent Conflict of Interest   39
 11.2.3 Resolution of Potential Conflicts of Interest        39
12. TERMS & TERMINOLOGY            40
Appendix A: Forms of User Agreement           44
Appendix B: Operating Procedures           53
 DTCC DATA REPOSITORY (U.S.) LLC OPERATING PROCEDURES        54
 SWAP DATA REPOSITORY            66
 CANADIAN SWAP DATA REPORTING SERVICE          70
Appendix C: Information Privacy Policy of DTCC Data Repository (U.S.) LLC SDR      74

1. USERS' RIGHTS AND OBLIGATIONS ([1] Capitalized terms used but not otherwise defined in these rules have the meanings set forth in Rule 12.)

1.1 User Access to DDR Services
The services offered by DTCC Data Repository (U.S.) LLC ("DDR" or the "Company") that require registration, designation or recognition as a trade repository, swap data repository ("SDR") or security-based swap data repository ("SBSDR") under Applicable Law (the "SDR Services"), including in its capacity as a Securities Information Processor ("SIP"), are available to all Market Participants on a fair, open and equal basis.  DDR does not impose membership qualifications on Users of its SDR Services beyond requiring execution of membership documents such as the User Agreement and the ability to comply with the technical specifications of the SDR Services as published by DDR from time to time, except as otherwise required by
Applicable Law.  Specifically, the SDR Services contemplate that Market Participants required to report swap and security-based swap data to a registered, designated or recognized trade repository, SDR or SBSDR in jurisdictions in which DDR operates, will be able to use the SDR Services to satisfy their reporting obligations.  DDR does not expect to reject applications to become a User by Market Participants who seek to utilize its SDR Services to satisfy the Users reporting obligations or those of the Market Participant's customers in accordance with Applicable Law, but if an application to become a User is denied, or if a User's access is terminated, the procedures by which a User may appeal such decisions are contained in Rules 10.2 and 10.3 respectively below.

In order to be granted access to the DDR Systems, receive trade information, confirm or verify transactions, submit messages or receive reports a Market
Participant must be on-boarded as a DDR User.  For those Market Participants that on-board, DDR provides a mechanism for parties to access the DDR System in order to confirm and verify transactions, identify any missing information, and provide Unique Identification Code ("UIC") information as required under the applicable provisions of this Rulebook.  These Market Participants are required to keep information current and notify DDR of any changes to information they provided through the on-boarding process.

The provisions of the DDR Rules do not govern, and will not preclude DDR from offering, services other than SDR Services ("Other Services"), which may include services ancillary to SDR Services, to Users and other persons, to the extent permitted by Applicable Law.  For the avoidance of doubt, Other
Services may be offered on terms other than those set forth herein.  DDR does not and will not bundle or tie the SDR Services with any Other Services.

1.2 User Rules & Applicable Law
To participate in the SDR Services offered by DDR, each User must:
 (a) enter into a User Agreement in one of the forms provided in Appendix A (including, for Canadian Users, the "DDR Canada - Local Counterparty"
  tab in Annex I to the User Agreement); and
 (b) agree to be bound by the terms of the User Agreement and Operating Procedures (set forth in Appendix B), which incorporate terms of this Rulebook, which is an "Applicable Publication" as defined in the Operating Procedures (collectively the "DDR Rules").
DDR and its Users are subject to all Applicable Law including Applicable Regulations relevant to the User or the transaction associated with such User.
DDR may reject a Transaction Record submitted due the submission failing to meet DDR validations, including but not limited to the submission failing to be in a format that can be ingested by DDR, failing to meet jurisdictional requirements or failing to provide required data elements.  A rejected submission is deemed not to have been submitted at all with respect to reporting to the jurisdiction for which it was rejected (it is possible that one Transaction
Record is submitted to comply with reporting in more than one jurisdiction and may be acceptable for one jurisdiction, but rejected for the other).

1.3 User Interface & Recordkeeping
Users will be provided logins and the ability to view or receive reports and to view and provide trade details via (a) computer-to-computer links,
(b) secure web interface, or (c) other means of access designated by DDR from time to time, for the purpose of effecting electronic submission of records of eligible transactions.

The interfaces will allow Users to view full trade details associated with any individual swap or security-based swap, as represented by a Unique Swap
Identifier ("USI"), Unique Transaction Identifier ("UTI") or other similar method of identification of each swap or security-based swap transaction submitted to DDR, which they have permission to view.  Users must identify any errors on the trade details or missing information and promptly correct such error or provide such missing information.
An entity will be permitted to view the records relating to an individual swap or security-based swap if it is:
 (a) A counterparty or an authorized agent of a counterparty to the transaction; or
 (b) A third party agent submitter of the transaction (agents who are submitters will not be able to view the current positions, unless authorized by a counterparty to the transaction, but will be able to see the submission report to view the success / failure of messages submitted by them).
DDR will maintain an audit trail of information submitted by Users.
DDR shall retain exclusive control over the System through which the SDR Services are provided.

1.3.1 Recordkeeping
DDR shall maintain all information as required by Applicable Law as well as maintain swap and security-based swap data throughout the existence of the swap or security-based swap and for 15 years following termination of the swap or security-based swap or as otherwise required by Applicable Regulations.  The records will be readily accessible throughout the life of a swap and security-based swap and for 5 years following its termination and shall be in an electronic format that is non-rewriteable and non-erasable.  For the remainder of the retention period, the swap or security-based swap record will be retrievable within 3 business days.

1.3.1.1 Authorized Personnel - DDR Books and Records
Questions with regard to the types of books and records maintained by DDR in the normal course of business may be addressed to DDR's Senior Officer, counsel, Chief Compliance Officer, and/or Business Manager during normal business hours.

1.3.1.2 Transfer of Records
In the event DDR ceases doing business or ceases to be a registered or designated trade repository it shall continue, for a period of not less than five
(5) years or upon transfer to the Designated Regulator or its designee or another registered or designated trade repository for that jurisdiction, to preserve, maintain, and make accessible to each Designated Regulator or its designee, the records and data required by Applicable Regulation.

1.4 User Fees
All fees imposed by DDR in connection with the reporting of swap or security-based swap data and any other supplemental or ancillary services provided shall be equitable and established in a uniform and non-discriminatory manner.  DDR's Fee Schedules will be available to all Market Participants on DDR's website.

1.5 Limitation of Liability
Limitations on liability as between the User and DDR are contained in Section 9 of the Operating Procedures, attached hereto as Appendix B.

2. MANAGEMENT & CORPORATE STRUCTURE

2.1 Ownership & Structure
DDR is organized as a limited liability company under the laws of the State of New York.  DDR is a wholly owned subsidiary of DTCC Deriv/SERV LLC
("Deriv/SERV").  Deriv/SERV is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"), which is the ultimate parent of DDR.

2.2 Management
DDR is governed by a Board.   The number of Directors on the Board shall be determined by Deriv/SERV as the sole member of DDR.  The Board is composed of individuals selected from the following groups: employees of DDR's users (either fees paying Users or End Users) with derivatives industry experience, buy-side representatives, independents, and members of senior management or the Board of DTCC. The Board will include appropriate representation by individuals who are independent as specified by Applicable Regulations.  The Deriv/SERV Nominations Committee shall periodically review the composition of the Board to assure that the level of representation of Directors from Users, management and non-Users is appropriate for the interests of these constituencies in DDR.  DDR welcomes suggestions from Market Participants of proposed or alternative candidates to serve on the DDR Board, which may be submitted through the Notices procedures described in the Operating Procedures Section 3 of the Important Legal Information section.

The Board reserves the right to establish committees as necessary and appropriate to manage its operations and provide strategic guidance.  All relevant governance transparency documents and information required under Applicable Law will be readily accessible.

DDR Officers are selected by Deriv/SERV senior management, who must then be ratified by the DDR Board.  DDR Officers shall consist of at least a: Senior
Officer, Treasurer or Chief Financial Officer and a Chief Compliance Officer.

SEC Regulations require an SBSDR to be registered as a SIP.  In its capacity as a SIP, DDR shall cause each U.S. DDR director, officer and employee to be fingerprinted and shall submit or cause such fingerprints to be submitted to the Attorney General of the United States for identification and appropriate processing.  Non U.S. directors, officers and employees of DDR shall be requested to comply with these fingerprinting requirements.

2.3 Chief Compliance Officer ("CCO")
The CCO shall have the authority and resources to develop and enforce policies and procedures necessary to fulfill the duties set forth in the Applicable
Regulations of any jurisdiction in which DDR provides SDR Services.  The Board is responsible for the appointment and removal of the CCO and approval of
CCO compensation, which is at the discretion of the Board and effected by a majority vote.  Each Designated Regulator which has jurisdiction over DDR shall be notified within two business days of the appointment or removal of the CCO.  The CCO reports to the DDR Senior Officer, who is responsible for supervising and recommending the compensation of the CCO.  The DDR Board shall meet with the CCO at least annually.  The CCO shall have supervisory authority over all staff acting at the direction of the CCO.  The duties of the CCO include, but are not limited to, the following:
 (a) oversee and review DDR's compliance with Applicable Law in jurisdictions where DDR is registered, designated, recognized or otherwise licensed;
 (b) in consultation with the Board or the Senior Officer, resolve any conflicts of interests that may arise, including, but not limited to, conflicts between business considerations and compliance requirements, conflicts between business considerations and compliance requirements for fair and open access, and conflicts between the management and members of the Board;
 (c) establish and administer written policies and procedures reasonably designed to prevent violation of Applicable Law;
 (d) take reasonable steps to ensure compliance with Applicable Law relating to agreements, contracts or transactions and confidentiality agreements entered into with foreign or domestic regulators;
 (e) establish procedures for the remediation of non-compliance issues identified by the CCO through a compliance office review, look-back, internal or external audit finding, self-reported error, or validated complaint;
 (f) notify the Board as soon as practicable upon becoming aware of a circumstance indicating that DDR, or an individual acting on its behalf, is in non-compliance with the Applicable Laws of a jurisdiction in which it operates and either; (1) the non-compliance creates a risk to a User; (2) the non-compliance creates a risk of harm to the capital markets in which it operates; (3) the non-compliance is part of a pattern of non-compliance;  or
 (4)  the non-compliance may have an impact on DDR's ability to carry on business as a trade repository in compliance with Applicable Law.
 (g) establish and follow appropriate procedures for the handling, management  response, remediation, retesting and closing of noncompliance issues;
 (h) establish and administer a written code of ethics; and
 (i) prepare and sign an annual compliance report in accordance with Applicable Regulations and associated recordkeeping.

2.3.1 Annual Compliance and Financial Reports
The DDR Chief Compliance Officer shall annually prepare and sign a report that contains a description of DDR's compliance with Applicable Regulation.  The
Chief Compliance Officer shall submit the annual compliance report to the Board for its review prior to the filing of the report. The report, which shall be filed with the Designated Regulators within 60 days of DDR's fiscal year-end, shall include such information as may be required under Applicable Regulations and signed by the CCO.  The DDR Chief Compliance Officer shall also file, or cause to be filed, a financial report of DDR in conjunction with the annual compliance report, where required by Applicable Regulation.

2.4 Duty to Monitor, Screen and Analyze Swap and Security-based Swap Data
Consistent with Applicable Regulation, DDR shall establish and maintain sufficient information technology, staff and other resources to fulfill the ability to monitor, screen and analyze all swap and security-based data recorded by DDR in such manner as the Designated Regulators may require.  DDR will provide access only to such authorized parties that are specified by the Designated Regulators, according to Applicable Regulations.  In addition, DDR will maintain and provide a list of authorized parties in the manner and frequency required by Applicable Regulation.  DDR shall provide Designated Regulators with monitoring tools and other access to swap and security-based swap data in a manner that is substantially similar to the capabilities developed for internal use, which will be accessible only by authorized parties.
Consistent with Applicable Regulation, DDR has the capacity and will maintain the capacity to: (i) monitor swap and security-based swap data; (ii) build reports for analysis of swap and security-based swap data; (iii) send completed reports to its Designated Regulators as applicable; and (iv) accept monitoring, screening, and analysis requests from its Designated Regulators.

3. USER SUBMISSION OF DATA

3.1 Asset Classes
DDR will provide Market Participants with the ability to submit data for over-the-counter ("OTC") derivatives for Credits, Equities, Rates, Foreign Exchange
("FX") and other Commodity asset classes.

3.2 Connectivity
With regard to User connectivity, specifications and requirements, please see the DDR Operating Procedures as set forth in Appendix B.

3.3 Transactional Data and Submission Processing

3.3.1 General; Message Types
The SDR Services are designed to support required public price dissemination, and regulatory data reporting for regulators including, primary economic terms, primary and secondary data, confirmation data, valuation data, original swap termination data and other continuation data whether reported via discrete transactions or point-in-time position snapshots as well as any other derivatives data required to be reported to a trade repository as specified by any Designated Regulator.
The SDR Services will support the submission of data in the manner acceptable (including, where applicable, separate or combined messages) pursuant to Applicable
Regulations and as described in the Applicable Publications provided to Users on DDR's website.

DDR's policies and procedures are designed to prevent any provision in a valid swap or security-based swap from being invalidated or modified.  The DDR
System and controls are regularly monitored and audited to ensure compliance with such policies and procedures and to ensure that adequate system-wide protections are in place.

3.3.2 Reporting Parties and Trusted Sources
To enable reporting parties under Applicable Regulations to meet their reporting obligation or make voluntary submissions, DDR supports a variety of Market
Participants, including but not limited to the following entity types:
 - Trade counterparties
 - DCOs
 - SEFs
 - DCMs
 - Third party submitters to the DDR (on behalf of a counterparty)
 - Confirmation services
 - Asset servicing platforms
 - Custodians
 - Asset and investment managers
 - Brokers and dealers
 - Any other User of DDR (reporting or submitter)

3.3.2.1 Definition of "Trusted Source"
A "Trusted Source" is an entity, which has entered into a User Agreement, been recognized as such by DDR and provides the definitive report of a given position.  An example of a Trusted Source is a DCO for cleared swap or security-based swap transactions.

3.3.2.2 Trusted Sources
Trusted Sources may include entities such as SEFs, DCMs or DCOs who perform functions related to the swaps or security-based swaps that are reported to DDR.
In addition, DDR may also consider other types of entities that provide confirmation services or other related services.  A Trusted Source must be able to demonstrate that it is reasonable for DDR to rely on the accuracy of the swap or security-based swap data.
In order for DDR to recognize an entity as a Trusted Source for transaction reporting an entity must enter into a User Agreement and agree to comply with
DDR's Rulebook and Operating Procedures.
In addition to executing a User Agreement, entities wishing to be Trusted Sources shall submit documentation deemed necessary by DDR, as it shall determine from time-to-time, which would demonstrate the ability of DDR to reasonably rely on the accuracy of the swap or security-based swap data provided by the
Trusted Source.  When considering whether to designate an entity as a Trusted Source, DDR will consider various factors including, but not limited to, the regulated status of the entity, the strength of the regulatory oversight in the jurisdiction, and any dealings that DDR or its affiliates have with the entity.

3.3.2.3 Configuration in DDR
A Trusted Source may be established during the DDR on-boarding process entity setup or may be configured as a Trusted Source by message type and asset class at any time.
A Trusted Source may report on behalf of one or both parties to the transaction.  If a Trusted Source submits on behalf of a single party, the submission would be considered trusted for that side of the transaction only.

3.3.2.4 Application of Data from Trusted Source
DDR reasonably relies on the accuracy of data submitted by Trusted Sources.  When a Trusted Source submits data to DDR, the Trusted Source submission will take precedence over the submitted information by the party or parties on whose behalf the Trusted Source submits.
The position and transaction details displayed in reports both to regulators and Users will reflect the details reported by the Trusted Source as verified as described in 3.3.4 below.

3.3.3 Mandatory Submissions

3.3.3.1 Trade & Life Cycle Events Data
Data formats that may be submitted are listed in the table below.

 Definition
RT - Real-time  Submission   A Real Time Message containing some data for public dissemination including basic contract data, execution method, and clearing indicator satisfying real-time reporting requirements of the CFTC.

PPD - Public Price Dissemination Primary trade information satisfying the requirements of the SEC; and specified fields as required by Canadian Regulation.

Transaction Details   Trade details satisfying PET or creation data, confirmation, primary and secondary data, and other continuation data.

Valuation Data    Calculated valuations of contracts (supported for CFTC and Canadian Regulator reporting).

Electronic Document Management  Electronic images (only supported for CFTC reporting).

3.3.3.2 Exception and Exemptions from Mandatory Clearing Requirements under US Law
Pursuant to Applicable Law, certain transactions submitted by Users may be exempt or subject to an exception to the clearing requirement.  A User can qualify for the End-User Exception pursuant to CFTC Regulation 50.50, the Cooperative Exemption pursuant to CFTC Regulation 50.51, or the Inter-Affiliate Exemption
pursuant to CFTC Regulation 50.52 and relevant CFTC No-Action Letters.  In order to qualify for an exemption, exception or other relief from the clearing requirement, the User must confirm that at least one of the counterparties to the swap is eligible for, and has elected to claim, such exemption, exception or other relief from clearing.

a) End User Exception
Both CFTC Regulations and SEC Regulations([2] Procedures for complying with the SEC exception will be provided by DDR upon guidance from SEC.) provide for an exception from clearing for swaps entered into by certain End Users that are financial entities.
Reporting obligations may be satisfied on either a swap-by-swap or annual basis.  To make required reporting easier, each counterparty claiming the End-User
Exception ("Electing Counterparty") for swaps that are reported to DDR may provide the required information on an annual form to the DDR.
The following elections and representations must be reported by the Reporting Counterparty on a swap-by-swap basis:
 1. Notice of election of the End-User Exception;
 2. The identity of the counterparty(s) making the election.
If the Electing Counterparty has not provided the annual form described above, the Reporting Counterparty must satisfy the Electing Counterparty's reporting obligations on a swap-by-swap basis.
DDR shall maintain automated systems capable of identifying, aggregating, sorting and filtering all swap transactions that are reported to it which are exempt from the mandatory clearing requirements pursuant to section 2(h)(7) of the CEA; such capabilities shall be applicable to any information provided to
DDR by or on behalf of an End User regarding how such End-User meets the requirements under Applicable Regulations.
 i. Confirmation of Conditions:  By populating specific fields within the DDR system, the User is certifying that the relevant conditions imposed under
 A pplicable Law have been satisfied, including:
  - Non-Financial Entity:  The Reporting Counterparty or the Electing Counterparty must also confirm that the End-User is not a financial entity as defined under Applicable Law, including section 2(h)(7)(C)(i) of the CEA or is eligible for exemptive relief issued by the CFTC; and
  - Qualified Hedge Transaction:  The Reporting Counterparty or the electing counterparty, as applicable, must also confirm that the exception is used by the electing counterparty to hedge or mitigate commercial risk as defined under CFTC Regulation 50.50(c).
 ii. Reporting Requirements:  The annual form confirming that the requirements of the exception, exemption, or other relief from required clearing have been satisfied will be effective for 365 days following the date of such report pursuant to CFTC Regulation 50.50(d).  During the 365-day period, the party submitting such an annual report shall amend the report as necessary to reflect any material changes to the information reported.

b) Inter-Affiliate Exemption
CFTC Regulation 50.52 provides an exemption from clearing for swaps between eligible Affiliate counterparties, as defined under CFTC Regulation 50.52(a).
Both Affiliates to a swap make the following elections and representations on a swap-by-swap basis:
 1. That each Affiliate confirms that it meets the requirements in CFTC Regulations 50.52(a) and 50.52(b).
 2. That each Affiliate elects to exempt the swap from clearing.
Additionally, each Affiliate will need to provide certain information to DDR about how it satisfies its financial obligations, as well as additional information if it is an issuer of securities.  Pursuant to CFTC Regulation 50.52(d), each Affiliate may provide this information via an annual form and file the form with DDR prior to engaging in a swap subject to the Inter-Affiliate exemption from clearing rather than providing the same information for each individual swap.
The inter-affiliate exemption requirements are supported by allowing Users to populate specific fields as part of the trade details and snapshot interfaces.
 i. Confirmation of Conditions:  On a swap-by swap basis, by populating the specific fields required to identify that the swap meets the requirements of
  Applicable Laws, the Reporting Party certifies that:
  - Both Affiliates have elected not to clear the swap pursuant to the inter-affiliate exemption;
  - One counterparty, directly or indirectly holds a majority ownership interest in the other counterparty, or a third party holds a majority ownership interest in both counterparties;
  - Financial statements are reported on a consolidated basis pursuant to CFTC Regulation 50.52(a)(1);
  - The terms of the swap are documented in a swap trading relationship document pursuant to CFTC Regulation 50.52(b)(2);
  - The swap is subject to a centralized risk management program that is reasonably designed to monitor and manage the risks associated with the swap pursuant to CFTC Regulation 50.52(b)(3); and
  - The Affiliates comply with the outward-facing swap condition of CFTC Regulation 50.52(b)(4).
 ii. Reporting Requirements:  The annual form confirming that the requirements of the Inter-Affiliate Exemption have been satisfied will be effective for
  365 days following the date of such report pursuant to CFTC Regulation 50.52(d).  During the 365-day period, each Affiliate shall amend the report as necessary to reflect any material changes to the information reported.

3.3.4 Verification Applicable to Messages Submitted Pursuant to CFTC Regulations and SEC Regulations
The SDR Services verification processes are designed to reasonably establish that the transaction data that has been submitted to DDR is complete and accurate, and clearly identifies the source for each trade side and the pairing method, if applicable, for each transaction.
All reports provided to Designated Regulators will include the status of trades, including those trades which have been disputed, thus making disputes visible to the relevant Designated Regulator.  Where DDR has received conflicting or inconsistent records from more than one submitter in respect of a particular transaction (such as from a SEF and a Reporting Party), DDR will maintain all such records (unless cancelled or modified) and will make such records available to Designated  Regulators in accordance with these terms and Applicable Law.

3.3.4.1 Verification Methodology Applicable to Messages Submitted Pursuant to CFTC Regulations and SEC Regulations
Once a position is established either through a snapshot or DDR's own calculation of events from Transaction Records, the terms of the position are designated as either verified, disputed, pending verification or deemed verified.

A Transaction Record refers to a message received by DDR related to a trade or an event related to a trade and could be details of a new trade, a life cycle event or termination.  A snapshot refers to a message that reflects the current state of the trade, which DDR refers to as the trade's position.
In the absence of a snapshot, DDR refers to all Transaction Records related to a trade to determine the position.

A Transaction Record is verified if it is submitted by a Trusted Source, is a trade between affiliated parties, is submitted from an affirmation or confirmation platform, or was executed on an electronic trading facility.  In addition, the non-reporting User may verify the accuracy of the information that has been submitted by the Reporting Party.  A non-reporting User can do so by sending a verification message indicating it verifies or disputes each position where the non-reporting User is identified as the counterparty.

DDR will attempt to contact counterparties to a trade reported to DDR who are not Users (a "Non-User"), where such party's LEI is provided and there is email contact information available to DDR in the information or static data maintained by the DTCC trade repositories about their Users, to notify the
Non-User that a trade has been reported on which they may have been named a counterparty and they must on board to DDR to verify the accuracy of the information submitted and provide any missing information such as UICs, if applicable.  If no LEI is provided or if the email information is not available
(for example, under local privacy laws or contractual obligations between the counterparty and the trade repository with which it has contracted as a User),
DDR will take no further action.  DDR will not verify the accuracy of the email information, nor follow up if an email is returned as undeliverable.

During the period after a Transaction Record has been submitted, if the record does not have a status of "Verified" and before the non-reporting User counterparty has submitted its verification message, status of the Transaction Record is "Pending Verification."  After 48 hours, if the non-reporting
User has not sent a verification message (indicating the submission is verified or disputed), the Pending Verification submission is "Deemed Verified."

Users will receive on a daily basis a report of their positions for trades in which they are a party or counterparty in order to review status.

3.3.4.2 Pairing Methodology
DDR will establish the pairing method using three key data elements: (1) identity of the entity submitting data to DDR, (2) confirmation type, and (3)
confirmation status.  DDR obtains information regarding (1) and (2) from the entity that submits data to DDR. DDR derives the confirmation status based on a hierarchy applied to the submitting entity:  Trusted Sources, an affirmation or confirmation platform, the submitting party indicates the trade was executed on an electronic trading facility and inter-affiliate trades are assigned a confirmation status of "confirmed".  For all other types of entities that submit trade information to DDR, the confirmation status (confirmed or unconfirmed) is assigned based on the confirmation type provided by the submitter.
  DDR provides the confirmation status to Users on their position reports.
A trade may initially be submitted to DDR as unconfirmed, in which case it is the responsibility of the Reporting Party to update the confirmation type once the trade has been confirmed.

4. UNIQUE IDENTIFIERS

4.1 Overview
Unique identifiers are required to be assigned to all swap and security-based swap transactions which identify the transactions uniquely throughout their duration and facilitate the reporting of life cycle events and correction of errors previously submitted to DDR.  In addition to the identifiers described in this Rulebook, DDR will utilize an Event Identifier ("EID") to maintain the integrity of a transaction throughout its lifecycle and enable the identification of events that occur on the transaction.

4.2 Unique Swap and Security-based Swap Identifiers/Unique Trade Identifiers
A USI or UTI is utilized to identify swap and security-based swap transactions between unique pairs.  The USI/UTI will identify the particular swap or security-based swap transaction throughout its existence.  Upon successful processing of the record, the system will communicate the USI or UTI as applicable back to both parties to the trade.

4.2.1 Identifiers Applicable to Submissions to the CFTC
A USI is required on any Transaction Record submitted.  If a USI is not provided, the Transaction Record will be rejected and such rejection status will be communicated to the submitting party.
The DDR System will check each USI received to ensure that the USI is well-formed (e.g., use of namespace) and that the identifier has not been previously used between the two counterparties.  If the USI is not unique or well-formed, the Transaction Record will be rejected and such rejection status will be communicated to the submitting party.

4.2.2 Identifiers Applicable to Submissions to the Canadian Regulators
For Transaction Records submitted to comply with Canadian Regulations, if requested by the Reporting Party, DDR shall assign a USI which the DDR System will populate into the UTI field, if the Reporting Party to the transaction has not otherwise provided such UTI.

4.2.3 Identifiers Applicable to Submissions to the SEC
It shall be the responsibility of each Reporting Party to maintain, or cause the relevant Market Participant to maintain, the identifiers described below
(including but not limited to any internal mapping of static data) and to ensure they are current and accurate.  Upon the written request of DDR, a
Reporting Party must promptly provide such identifier information, including any internal mapping, in the manner and form requested by DDR.

A UTI is required on any Transaction Record submitted.  If a UTI is not provided, the Transaction Record will be rejected and such rejection status will be communicated to the submitting party.

4.2.3.1 Identification Codes
Pursuant to SEC Regulation all registered SBSDRs must have a systemic means of identifying and tracking all products and persons involved in a security-based swap transaction.
SEC Regulation has prescribed identifiers where a UIC shall be used.  In addition, the SEC has recognized the global Legal Entity Identifier ("LEI") as an internationally recognized standards-setting system ("IRSS").  Accordingly, with respect to security-based swap transactions, DDR requires that all
Users of its SBSDR services provide the following identifiers, where applicable:

A. Global LEI's
The User is expected to obtain a valid LEI, where it exists, from an IRSS that is recognized by the SEC for use as the following identifier, except where noted.  Where LEIs are populated, DDR performs a digit check on the LEI ID.
 1. Platform ID. The Platform ID is the LEI assigned to the platform (e.g. security-based swap execution facility or execution platform) where a security-based swap transaction is executed.
 2. Ultimate Parent ID.  The Ultimate Parent ID is the LEI assigned to the ultimate parent of the User and must be provided during on-boarding.
 3. Counterparty ID.  The counterparty ID is the LEI assigned to each counterparty or indirect counterparty to a security-based swap transaction.
  ([3] Note that for a non-onboarded MSBSP or SBSD, the User must provide the LEI for such firm. For non-onboarded firms or natural person counterparties, the User must provide either an LEI, or, if a natural person, then the User's internal ID. If the User's internal ID is used, the internal ID code must then be consistently used in the User's subsequent DDR reporting of security-based swap transactions for that counterparty.)
 4. Broker ID. The Broker ID is the LEI assigned to a person acting as a broker for a User.
 5. Execution Agent ID. The Execution Agent ID is the LEI assigned to a person, other than the broker or trader, which facilitates the execution of the security-based swap on behalf of a direct counterparty.
 6. Affiliate ID.  SEC Regulations require Market Participants ([4] This requirement does not apply to "a platform, a registered clearing agency, an externally managed investment vehicle, or a registered broker-dealer (including a registered security based swap execution facility) that becomes a [User] solely as a result of making a report to satisfy an obligation under section 242.901(a)(2)(ii)(E)(4)." See 17 C.F.R. section 242.906(b).)
  to identify to DDR the Market Participant's ultimate parent and the Market Participant's affiliates who are also Users for any security based swap reported to DDR.  The relevant Ultimate Parent ID or Counterparty ID referred to above shall be used to identify to DDR the ultimate parent and affiliates who are also Users.

B. Other IDs
Each User is required to create the identifiers as set forth below.
 1. Transaction ID.  The transaction ID is the UIC assigned to a specific security-based swap transaction and is provided by the User submitting the trade.
 2. Branch ID. The branch ID is the UIC assigned to a branch or other unincorporated office of an User.
 3. Trading Desk ID.  The trading desk ID is the UIC assigned to the trading desk of the parties to the security-based swap transaction.  This ID is maintained by the Reporting Party.  It is the obligation of the Reporting Party to keep the ID accurate and make it available to DDR, if requested pursuant to Rule 4.2.3.
 4. Trader ID.  The trader ID is the UIC assigned to a natural person who, or to identify programmed trading which, executes one or more security-based swap transactions on behalf of a direct counterparty.  This ID is maintained by the Reporting Party.  It is the obligation of the Reporting Party to keep the ID accurate and make it available to DDR, if requested pursuant to Rule 4.2.3.
 5. Product ID.  The Product ID is the UIC as described in Rule 4.4.1 below.

4.2.3.2   Reporting UICs to DDR
The Reporting Party must report their UIC information in any message they use to submit security-based swap transaction information to DDR.  The reporting of UICs as described herein applies solely to those Reporting Parties who have a duty to report UICs pursuant to SEC Regulation.  In addition, the Reporting
Party has the obligation to provide the Counterparty ID or Execution Agent ID of their counterparty, which may also be reported via any message the Reporting

Party uses to report security-based swap transaction information to DDR.
UICs not provided by the Reporting Party must be provided by the non-reporting counterparty.  If the non-reporting counterparty is a User, the non-reporting
User's information must be submitted in the UIC Message (if not already reported by the Reporting Party), which is separate and independent from all other position based messages.
The UIC Message is intended to facilitate a simple, but effective method for reporting certain of the non-reporting User's UICs.  The following five data fields are supported for reporting non-reporting User UICs by the UIC Message:
 - Branch ID
 - Broker ID
 - Execution Agent ID
 - Trading Desk ID
 - Trader ID
In addition to the fields outlined above, the UIC Message includes all standard DDR control fields that are used to uniquely identify the security-based swap transaction, data submitter, message type, submitted for parties, counterparty ID and other key fields.
Therefore, both the Reporting Party and the non-reporting User have the ability to submit the non-reporting User's UICs to DDR.  The non-reporting User can use the UIC message and the Reporting Party uses the standard position building messages to submit UICs (for themselves and/or their counterparties).  Once the non-reporting User submits a UIC Message for its own UICs, that information may only be updated by a subsequent UIC Message from the non-reporting User.
Otherwise, DDR will use the information from the most recent message received.
A Non-User may provide its Ultimate Parent ID, Affiliate ID and an email contact directly to DDR by emailing such information to DDR_Onboarding@dtcc.com.
The subject line of the email must state "Non-User SEC Requirements".  The body of the email must state the Non-User's legal name, email contact information,
"Ultimate Parent ID - [insert LEI of Ultimate Parent]" and "Affiliate ID [insert one LEI for each affiliate]".  The Non-User is responsible for ensuring the continued accuracy of this information.  DDR will not verify the accuracy of the information provided by the Non-User.  DDR may use the email contact information to contact the Non-User as described below.  All Non-User information provided pursuant to this paragraph will not be included in the automated
DDR System, but will be provided to the SEC upon request.

4.2.3.3 UIC Report
To assist each User in identifying and supplying missing UIC information, the Position Report shall be sent each day to all Users either via their portal address or by sFTP as requested by the User.  The Position Report can be used to identify each security-based swap transaction for which DDR lacks any of the required UICs.  DDR will attempt to contact a Non-User whose UICs are missing where such party's LEI is provided and there is email contact information available to DDR either in the static data maintained by the DTCC trade repositories about their Users or provided by the Non-User to the DDR_Onboarding@dtcc.com mailbox as described above, to notify the Non-User that a trade has been reported on which they may have been named a counterparty and they must on board to DDR to provide any missing UICs, if applicable.  If no LEI is provided or if the email information is not available (for example, under local privacy laws or contractual obligations between the counterparty and the trade repository with which it has contracted as a User), DDR will take no further action.
DDR will not verify the accuracy of the email information, nor follow up if an email is returned as undeliverable.

4.3 Legal Entity Identifier ("LEI")
An LEI is intended to uniquely identify counterparties.  Without prejudice to the security-based swap LEI Rule 4.2.3.2 above, each User that is a Reporting
Party or financial institution must provide an LEI for itself and its counterparty, (where an LEI exists) for each Transaction Record submitted.  During the on-boarding process, the DDR staff will validate the entity data provided when registering a new User.  The new User will be asked to provide the DDR required identification code and any additional information, including designation of asset classes for which it will submit information.  If the new User does not have a DDR required identification code and a legal entity utility is in place to process such registration, DDR staff will require the User to provide the appropriate identification code prior to on boarding.

4.4 Unique Product Identifiers ("UPIs")
In accordance with Applicable Regulations, DDR will require a UPI to be supplied on all reported data where available.  If no UPI is available for the swap or security-based swap because the swap or security-based swap is not sufficiently standardized or an internationally recognized standard is not available,
DDR accepts a taxonomy on a product classification system, for example the ISDA taxonomy or identifiers such as CUSIP, ISIN and/or RED ID.

5. PUBLIC REPORTING OF SWAP AND SECURITY-BASED SWAP DATA/DATA

5.1 DDR Public Price Dissemination of Data - Description

5.1.1 Public Price Dissemination Pursuant to CFTC Regulations
DDR will provide a mechanism for public access to transaction information submitted to DDR, as required under and subject to the timeframes and delays set forth in Part 43 of the CFTC's regulations.  As required by Applicable Regulations, DDR shall publically disseminate U.S. swap transaction and price data subject to:

(a) applicable rounding of notional or principal amounts which shall be capped and subject to applicable time delays; and
(b) applicable block transaction thresholds and corresponding time delays.

Real-time dissemination shall be subject to the general systems availability as specified in Rule 7 hereunder to allow for systems maintenance.

5.1.2 Public Dissemination of Security-based Swap Data Pursuant to SEC Regulations
DDR does not determine whether a transaction report of a security-based swap should be disseminated publically.  Any such transaction report received is disseminated publically if it passes validations and is directed to the SEC.  Publically disseminated data from a security-based swap data submission must be flagged for dissemination by being included in a public price dissemination message.  Provided that a security-based swap data submission includes a public price dissemination message type, certain pre-determined data fields will be disseminated by DDR. DDR requires that the Reporting Party provides only transaction reports that are required to be disseminated under the regulations. DDR shall publicly disseminate a transaction report of a security-based swap, immediately upon receipt of information about the security-based swap, or upon re-opening following a period when DDR was closed.

5.1.3 Public Price Dissemination pursuant to Canadian Regulations
DDR does not determine whether a transaction report should be disseminated publically.  Any such transaction report received is disseminated publically if it passes validations and is directed to a Canadian Regulator.  DDR requires that the Reporting Party provides only transaction reports that are required to be disseminated under Canadian Regulations.  DDR will provide a mechanism for public access to transaction information submitted to DDR, as required under and subject to the timeframes and delays set forth in the applicable Canadian Regulations.

5.1.4 Identity of Parties Not to be Disclosed
The data which is publically disseminated is limited to that required by Applicable Regulations provided that in no case shall data be publically disseminated which discloses the identity of a party to the swap or security-based swap or facilitates the identification of a party to a swap or security-based swap.

5.2 DDR Notification
DDR will provide the Designated Regulator information (for example, timestamps) about any swap or, where applicable, security-based swap transaction for which the swap or security-based swap data was not received by DDR in accordance with the timeframes required by Applicable Regulations.

5.3 Block Trade Calculation for CFTC Reporting
Based upon User indication in its message submission, for certain asset classes, DDR calculates whether a specified swap qualifies as a block trade pursuant to CFTC Part 43.

5.4 Aggregate Data Available to the Public Pursuant to Canadian Regulations
DDR will provide aggregate data on open positions pursuant to the Canadian Regulations.  DDR will also make transaction level reports of aggregated transactions available to the public pursuant to the Canadian Regulations.

6. ACCESS TO AND USE OF DATA

6.1 Public Data
Public Data shall be available in accordance with Applicable Regulations and accessible on DDR's website as further specified in Section V of the Appendices to the Operating Procedures as set forth in Appendix B.

6.2 Access by Designated Regulators
Pursuant to Applicable Law, the Designated Regulators, as well as any designee of the Designated Regulators, including another registered entity, shall be provided with direct electronic access to data reported to DDR in satisfaction of such Designated Regulator's regulatory mandate in order to satisfy their legal and regulatory obligations.

6.3 DDR Use of Swap and Security-based Swap Data Information
As part of the SDR Services, DDR receives and collects swap and security-based swap data in the ordinary course of its business from various Market
Participants and registered entities for the purpose of maintaining a centralized recordkeeping facility for swaps and security-based swaps.  The collection and maintenance of this data is designed to enhance the transparency, promote standardization and reduce systemic risk by making this data available to regulators and the public pursuant to Applicable Law.  Therefore, access to data maintained by DDR to Market Participants is generally prohibited, except to either counterparty to that particular swap or security-based swap, such counterparty's authorized third party service providers or other parties specifically authorized by the User or counterparty pursuant to Rule 1.3 or 6.4, or to other regulators or entities in accordance with Rule 6.5 below.

DDR shall not, as a condition of the reporting of swap and security-based swap transaction data, require a Reporting Party to consent to the use of reported data for commercial or business purposes.  DDR shall not make commercial use of real-time swap data prior to its public dissemination.

6.4 Access by Third Party Service Providers to Data Retained by DDR
Third-party access to data maintained by DDR is permissible provided the following conditions have been satisfied in addition to any other provisions of
Applicable Regulations:
 (a) DDR and the third-party service provider to DDR shall have strict confidentiality procedures that protect data and information from improper disclosure; and
 (b) DDR and the third-party service provider shall enter a "Confidentiality Agreement" setting forth minimum confidentiality procedures and permissible use of the information maintained by DDR which are equivalent to DDR's privacy procedures.

6.5 Access to Data by Other Regulators and Entities
Prior to providing the access contemplated by this section, any entity authorized by Applicable Law to receive access to data held by DDR shall (a)
have entered into an MOU or other arrangement addressing confidentiality ("Confidentiality Agreement"), as required under Applicable Law, (b) file a request for access with DDR, wherein the entity specifically describes the data sought and certifies, in a manner acceptable to DDR, that the entity is acting within the scope of its jurisdiction and Confidentiality Agreement, and (c) provide any additional information required by DDR to fulfill the request.

6.5.1 Notification
DDR shall promptly notify the Designated Regulator, each as appropriate, regarding any request received by a regulator to gain access to data maintained by
DDR pursuant to the Designated Regulator's respective Applicable Regulations. Such notification shall be provided to each Designated Regulator in such form as they may require. Once DDR has provided the Designated Regulator with such notification and the requirements set forth in Section 6.5 have been met, DDR shall provide access to the requested swap or security-based swap data.

6.6 Access to DDR Systems and Data Generally
Any request for access to DDR Systems or data, other than as noted above, shall be reviewed by DDR counsel in accordance with DDR's Rules and Applicable Law.
Requestors and relevant Designated Regulators will be notified in writing of a valid request and with respect to a denial or limitation of such access.

6.7 Denial of Access to Data
In the event a request for access to data made pursuant to Section 6.2-6.6 is denied by DDR, the party making the request (the "Subject Party") shall be notified of the grounds for the denial (the "Data Access Denial Notice"). It shall thereafter be the responsibility of the Subject Party to address the issues identified in the Data Access Denial Notice and resubmit the application in accordance with the applicable provisions of Section 6.

6.8 Privacy Policy and Procedures
Please see "Information Privacy Policy of DTCC Data Repository (U.S.) LLC SDR" in Appendix C.

7. DDR SYSTEM

7.1 System Capacity
Consistent with Applicable Law, the DDR System is designed to provide reliable, secure and adequate scalable capacity sufficient to perform the functions of
an SDR.    DDR conducts routine assessments of the capacity of the DDR System, including measuring peak and average system usage against projected usage, and also considers the anticipated impact of system changes in relation to current and future DDR System capacity.

7.2 DDR System Availability
The DDR System is available 7 days per week, 24 hours per day Monday through Sunday, except from 10:00 pm (ET) Saturday to 6:00 am (ET) Sunday to enable maintenance to be performed on the DDR System ("Closed Hours").  On occasion, as necessary to support time sensitive processes or maintenance occurring outside of Closed Hours, DDR Systems may be unavailable for processing ("Unscheduled Downtime").  Data submitted during DDR System Unscheduled Downtime is stored and processed once the service has resumed.  If during Unscheduled Downtime DDR cannot receive and hold in queue transaction information that was required to be reported pursuant to Applicable Regulations, it will immediately upon resumption of processing operations provide an Important Notice pursuant to the Operating Procedures notifying Users that it has resumed normal operations.

7.3 Emergency Responses
DDR retains the right to exercise emergency authority in the event of circumstances determined by DDR to require such response or upon request by the
Designated Regulators as applicable.  Any exercise of DDR's emergency authority shall be adequate to address the nature and scope of any such emergency.
The Senior Officer of DDR shall have the authority to exercise emergency authority and in his/her absence, any other officer of DDR shall have such authority.

Circumstances requiring the invocation of emergency authority include, but are not limited to, occurrences or circumstances:
(a) determined by DDR to constitute an emergency;
(b) which threaten the proper functioning of the DDR System and the SDR Services; or
(c) which materially and adversely affect the performance of the DDR System and the SDR Services.
Emergencies include but are not limited to natural, man-made and information technology emergencies.  DDR shall notify the Designated Regulators, as soon as reasonably practicable, of an invocation of emergency authority or a material system outage is detected by DDR.  Such notification shall be provided in accordance with Applicable Regulations and will include the reasons for taking such emergency action, how potential conflicts of interest were minimized and documentation of the decision-making process.
Documentation underlying the emergency shall be made available to the Designated Regulators upon request.
DDR shall avoid conflicts of interest in decision-making with respect to an emergency authority taken.  If a potential conflict of interest arises, the
CCO shall be notified and consulted for the purpose of resolving the potential conflict.  DDR shall issue an Important Notice as to all Users as soon as reasonably practicable in the event such emergency authority is exercised.  Any emergency actions taken by DDR may be terminated by the Senior Officer and in his/her absence, any other officer of DDR.  Such termination of an emergency action will be followed by the issuance of an Important Notice as soon as reasonably practicable.

8. BUSINESS CONTINUITY

8.1 Business Continuity and Disaster Recovery
The DDR System is supported by DTCC and relies on the disaster recovery program maintained by DTCC. DDR follows these key principles for business continuity and disaster recovery, which enable DDR to provide timely resumption of critical services should there be any disruption to DDR business:

(a) Achieve recovery of critical services within a four-hour window with faster recovery time in less extreme situations;
(b) Disperse staff across geographically diverse operating facilities;
(c) Operate multiple back-up data centers linked by a highly resilient network technology;
(d) Maintain emergency command and out-of-region operating control;
(e) Utilize new technology which provides high-volume, high-speed, asynchronous data transfer over distances of 1,000 miles or more;
(f) Maintain processes that mitigate marketplace, operational and cyber-attack risks;
(g) Test continuity plan readiness and connectivity on a regular basis, ensuring that Users and third party vendors/service providers can connect to our primary and back-up sites;
(h) Communicate on an emergency basis with the market, Users and government agency decision-makers; and
(i) Evaluate, test and utilize best business continuity and resiliency practices.

8.2  Wind-Down Plan
In order to satisfy applicable regulatory requirements, DDR maintains written rules, policies and procedures reasonably designed to facilitate its orderly wind-down. Such rules, policies and procedures are approved by its Board and shared with its regulators. These rules, policies and procedures are contained in the form of a Wind-Down Plan. The plan is designed to address critical operations and services performed as a going concern during a wind-down period and to assess the effectiveness of a full range of options for an orderly wind-down.

9. DATA INFORMATION SECURITY

9.1 Overview
DDR will be responsible for monitoring the performance of DTCC in regard to implementation and maintenance of information security within its infrastructure.

9.2 System Safeguards
DTCC has established a Technology Risk Management team, whose role is to manage information security risk and ensure the availability, integrity and confidentiality of the organization's information assets.
Various policies have been developed to provide the framework for both physical and information security and are routinely refreshed.  The Technology Risk
Management team carries out a series of processes to endeavor to ensure DDR is protected in a cost-effective and comprehensive manner.  This includes preventative controls such as firewalls, appropriate encryption technology and authentication methods.  Vulnerability scanning is used to identify high risks to be mitigated and managed and to measure conformance against the policies and standards.
Standards for protecting Company information are based upon the sensitivity level of that information.  Control standards specify technical requirements for protection and end user handling of information while in use, transmission, and storage.
Verification of accuracy of information received or disseminated by the DDR System is completed systemically.  Upon receipt, all data is subject to verification of the submitter.  The submitter must be recognized by the DDR System and the submitter must be eligible to submit records.  For example, a
Market Participant may submit records on its own behalf or a SEF may submit records on behalf of Market Participants.  The actual records must then meet all data format and content requirements.

10. RESOLUTION OF DISPUTES, TERMINATION & DISCIPLINARY PROCEDURES

10.1 Resolution of User Disputes
Transaction data that has been submitted to DDR must be complete and accurate.  In order to satisfy this requirement, DDR employs the verification and dispute processes set forth in this Rulebook.  These processes are designed to allow the non-reporting User opportunity to verify the accuracy of the transaction information submitted by the Reporting Party.  This also provides those non-reporting Users with minimum technology capabilities a simplified method of verifying the accuracy of transactions submitted on their behalf.
The procedures and dispute resolution processes with regard to User submissions or maintenance of erroneous information, which are subject to Applicable
Regulations and, in particular, the 48-hour correction period, are as follows.

10.1.1 Erroneous Records
Upon submission, the DDR System will perform validation checks to ensure that each submitted record is in the proper format and will also perform validation and consistency checks.  If the record fails these validation or consistency checks, the record will be rejected and such rejection status will be communicated to the User(s) to correct and re-submit.
In the event that both counterparties to a trade agree that data submitted to DDR contains erroneous information (e.g., through a mutual mistake of fact), such Users may each submit a cancel record, effectively cancelling the incorrect Transaction Record.  If a Transaction Record has been submitted by only one counterparty and it is determined by the submitting User that it is erroneous, the submitting User may submit a cancel record.  A User may only cancel its own submitted record; it cannot cancel a record where it is not the submitting party of the record.  In circumstances where the User disputing the nformation is not the submitter, the User must submit a dispute record as described in 10.1.2.  Where the original record was submitted by a Trusted Source, only such Trusted Source may cancel the original record (but without prejudice to the rights of such counterparties to provide relevant continuation data to the extent they are otherwise permitted or required to provide such data).  DDR shall maintain a record of all corrected errors pursuant to Applicable
Regulations and such records shall be available upon request to the applicable Designated Regulator.

10.1.2 Disputes Between Users
The SDR Services will provide trade detail reports that will enable Users to view all Transaction Records, including records submitted by the User and records submitted for a trade allegedly identifying the User as a counterparty to the trade.  These reports will allow Users to reconcile the Transaction
Records in the SDR Services to their own risk systems.
The Users shall be responsible for resolving any disputes between themselves uncovered during the reconciliation process and, as appropriate, submitting correct information pursuant to Rule 3.3.4 above.  The disputed status will remain until the Reporting Party updates the transaction.
All reports and Transaction Records provided to Designated Regulators will include the status of these Transaction Records, including dispute and verification status, thus making such disputes visible to the relevant Designated Regulator and incentivizing the parties to the transaction to resolve the dispute.  Where DDR has received conflicting or inconsistent records from more than one submitter in respect of a particular transaction (such as from a
SEF and a Reporting Party), DDR will maintain all such records (unless cancelled or modified in accordance with the terms hereof) and will make such records available to Designated Regulators in accordance with the terms hereof and Applicable Law.

10.2 Denial of User Application
This Rule 10.2 outlines the process required for DDR to decline the request (an "Application") of an applicant (an "Applicant") to become a User of all or any SDR Services.  Applicants may be denied access to the DDR System if required pursuant to Applicable Law (e.g., sanctions administered and enforced by the U.S. Department of Treasuries Office of Foreign Assets Control ("OFAC") or the Canadian Government's Office of the Superintendent of Financial
Institutions ("OSFI")).  Applicants to DDR shall be entitled to notice and an opportunity for a hearing in the event that DDR declines an Application.
An Applicant may be declined if required by Applicable Law.  DDR shall promptly notify all Designated Regulators should an Applicant be denied access to SDR
Services, or limited in respect of access to services offered, directly or indirectly.  If the denial of an Application is reversed, such Application will be accepted and the Applicant granted access following completion of on boarding requirements.

10.2.1 Application to DDR Declined
In conjunction with the denial of an Application, DDR shall furnish the Applicant with a written statement setting forth the grounds for the determination
(the "DDR Denial Notice").  In case of a denial related to DDR as a SIP, DDR shall furnish the SEC with notice of the denial in such form and containing such information as prescribed by the SEC (the "SIP Denial Notice"), which notice shall be subject to review by the SEC on its own motion, or upon application by the denied Applicant pursuant to Section 11A of the Securities Exchange Act of 1934.  If the SEC does not dismiss the proceeding to review the SIP Denial Notice or if the SEC by order sets aside the SIP Denial Notice and requires DDR to permit the Applicant access to all or any SDR Services offered by DDR as a SIP, then DDR shall comply with such order, or shall take such further action as may be afforded DDR under Applicable Law.
The DDR Denial Notice shall inform the Applicant of its right to request a DDR hearing with respect to the determination pursuant to Rule 10.2.1.1.

10.2.1.1 Hearing
 (a) To request a hearing on a denial of an Application, an Applicant shall file such a request (the "Hearing Request") with the Secretary of DDR within
  5 business days of receipt of the Denial Notice.  The Hearing Request must set forth: (i) the action to be taken by DDR as set forth in the Denial Notice;
  and (ii) the name of the representative of the Applicant who may be contacted with respect to a hearing.

 (b) Within 7 business days after the Applicant files such Hearing Request, such Applicant shall submit to DDR a clear and concise written statement
  (the "Applicant Statement") setting forth, with particularity: (i) the basis for objection to such action; and (ii) whether the Applicant chooses to be represented by counsel at the hearing.  DDR may deny the right for a hearing if the Applicant Statement fails to set forth a prima facie basis for contesting the violation.

 (c) The failure of an Applicant to file either the Hearing Request and/or Applicant Statement within the time frames required under this Rule 10.2.1.1 will be deemed an election to waive the right to a hearing.

 (d) Hearings shall take place promptly after receipt of the Applicant Statement.  DDR shall notify the Applicant in writing of the date, place and hour of the hearing at least 5 business days prior to the hearing (unless the parties agree to waive the 5 business day requirement).  Such hearing must take place in New York during business hours unless otherwise agreed by the parties.

 (e) A hearing shall be before a panel (the "Panel") of three individuals.  The Panel shall consist of 3 members of the Board or their designees selected by the Chairman of the Board. At the hearing, the Applicant shall be afforded an opportunity to be heard and may be represented by counsel if the
  Applicant has so elected in the Applicant Statement.  A record shall be kept of the hearing.  The costs associated with the hearing may, in the discretion of the Panel, be charged in whole or in part to the Applicant in the event that the decision at the hearing is adverse to the Applicant.

 (f) The Panel shall advise the Applicant of its decision within 10 business days after the conclusion of the hearing.  The decision of the Panel shall be disclosed in, a notice of the decision (the "Decision Notice") setting forth the specific grounds upon which the decision is based and shall be furnished to the Applicant.  A copy of the Decision Notice shall also be furnished to the Chairman of the Board.  If the decision of the Panel shall be to reverse the denial, such Application will be returned to the staff for processing.

 (g) Any denial as to which an Applicant has the right to request a hearing pursuant to Rule 10.2.1 shall be deemed final upon the earliest of:
  (i) when the Applicant stipulates to the denial; (ii) the expiration of the applicable time period provided for the filing of a Hearing Notice and/or
  Applicant Statement; or (iii) when the Decision Notice is delivered to the Applicant.  Notwithstanding the foregoing, the Board may in its discretion modify any sanctions imposed or reverse any decision of the Panel that is adverse to an Applicant.  The reversal or modification by the Board of a Panel decision or reversal or modification by the Panel of any action by DDR shall not provide such Applicant with any rights against DDR or its officers or Directors for determination made prior to such reversal or modification.

10.2.1.2 Notices
(a) A Denial Notice and Decision Notice shall be sufficiently served if in writing and delivered by courier or U.S. mail to the office address or emailed to the email address provided by such Applicant.  Any notice, if mailed by U.S. mail, shall be deemed to have been given when received by the Applicant and any notice emailed will be deemed to have been given upon transmission.

(b) A Hearing Request and Applicant Statement shall be sufficiently served on DDR if in writing and delivered by courier or U.S. mail or emailed to the following address:

DTCC Data Repository (U.S.) LLC
55 Water Street
New York, New York 10041
Attention:  Counsel
ddrnotices@dtcc.com

Any notice in writing to DDR shall be deemed to have been given when received by DDR.

10.3 Involuntary Termination Procedures

10.3.1 User Termination Events by DDR
DDR may summarily terminate a User's account and access to the SDR Services when the Board determines: (a) that the User has materially breached its User
Agreement, the DDR Operating Procedures or the rules contained in this Rulebook, which threaten or may cause immediate harm to the normal operation of the
System, or any Applicable Law including those relating to the regulations administered and enforced by OFAC or OSFI; or (b) User's account or User's IT system is causing material harm to the normal operation of the System.  In addition, DDR can recommend termination to the Board, for example, for failure to pay fees when due.  DDR's rights under this Rule 10.3 will be in addition to and separate from its rights under Rule 10.4.

In addition, the following actions must take place before DDR staff initiates any actions which may result in a User's termination of access to the DDR
System and, specifically, the SDR Services: (a) DDR senior management, as well as DDR's Counsel and CCO, must be involved in any decision to involuntarily terminate a User; and (b) the Chairman of the Board of DDR must be notified in advance of any involuntary termination.

Upon the summary termination of a User's access pursuant to this Rule 10.3, DDR shall, as soon as possible, notify the impacted User of the termination in writing or via email.  Such notice shall state, to the extent practicable, in general terms how pending transaction submissions and other pending matters will be affected and what steps are to be taken in connection therewith.

Additionally, DDR staff will take required action to cancel the digital certificates of individuals with access to the terminating User's data.

10.3.2 Notice and Effect of Termination
 (a) Upon the summary termination of a User's access pursuant to this Rule 10.3, DDR shall, as soon as possible, notify all Users of the termination.
  Such notice shall state to the extent practicable in general terms how pending transaction submissions and other pending matters will be affected and what steps are to be taken in connection therewith.  Such termination shall be effective notwithstanding any appeal thereof pursuant to Rule 10.3.3 unless and until such termination is modified or rescinded pursuant to Rule 10.3.3.
 (b) Pending Submissions: Notwithstanding any other provision of the DDR Rules, DDR shall have no obligation to accept any submission of a terminated
 User that was affected after the time at which User was terminated from access to the System.

10.3.3 Right of Appeal to Involuntary Termination
A User whose access to the SDR Services has been terminated pursuant to Rule 10.3 shall be entitled, upon request, to a written statement of the grounds for its termination and shall have the right to appeal its termination of access in accordance with the procedure described below.
 (a) A terminated User may appeal its termination of access by filing a written notice of appeal within 5 business days after the date of termination of access.
 (b) Appeals shall be considered and decided by the Appeal Panel (a panel comprised of a Chairman and two individuals appointed by the Chairman of the
  Board to consider appeals under Rule 10.3 and the DDR Rules).  Appeals shall be heard as promptly as possible, and in no event more than 5 business days after the filing of the notice of appeal.  The appellant shall be notified of the time, place and date of the hearing not less than 3 business days in advance of such date. At the hearing, the appellant shall be afforded an opportunity to be heard and to present evidence in its own behalf, and may, if it so desires, be represented by counsel. As promptly as possible after the hearing, the Appeal Panel shall, by the vote of a majority of its members, affirm or reverse the termination of access or modify the terms thereof. The appellant shall be notified in writing of the Appeal Panel's decision; and if the decision shall have been to affirm or modify the termination, the appellant shall be given a written statement of the grounds therefor.

 (c) Any decision by the Appeal Panel to affirm or modify a termination shall be reviewable by the Board on its own motion or on written demand by the appellant filed with DDR within 3 business days after receipt of notice of the Appeal Panel's decision. The Board may, but is not required to, afford the appellant a further opportunity to be heard or to present evidence. The appellant shall be notified in writing of the decision of the Board, and if the decision shall have been to affirm or modify the termination, the appellant shall be given a written statement of the grounds therefor.

 (d) The filing of an appeal pursuant to this Rule shall not impair the validity or stay the effect of the termination appealed from. The reversal or modification of a termination shall not invalidate any acts of DDR taken pursuant to such termination prior to such reversal or modification, and the rights of any person which may arise out of any such acts shall not be affected by such reversal or modification.

 (e) A record shall be kept of any hearing held pursuant hereto. The cost of the transcript may, in the discretion of the body holding the hearing, be charged in whole or in part to the terminated User in the event that the termination of access is finally affirmed.

10.4 Other Disciplinary Actions

10.4.1 Restriction of Use and Costs
 (a) DDR, at the request of any DDR officer and agreed to by DDR's Senior Officer and CCO, may temporarily deny access to or otherwise impose restrictions on the use of the DDR System on a User, or take such other actions as DDR deems reasonably necessary to protect its systems and other Users, for:  (i) a violation of the DDR Rules (including failure to pay fees when due); (ii) any neglect or refusal by such User to comply with any applicable order or direction of DDR; or (iii) any error, delay or other conduct that materially and adversely affects the operations of DDR (each a "Subject Event").
  Limits to the activities, functions or operation of Users may include, but are not limited to, access to the DDR System or ability to submit data via a non-approved source (e.g., temporarily suspending the submission queue, where inbound messaging is at issue, while still allowing the User to maintain access to the web interface and allowing for submissions via other network services such as a spreadsheet upload).  Notwithstanding the foregoing, in the event of a Subject Event and in addition to any other action taken by DDR, DDR may assess such User with all costs incurred by DDR in connection with such
  Subject Event and apply any deterrent charges that DDR deems necessary.

 (b) DDR shall provide prompt notice to the applicable Designated Regulators of any action taken in accordance with this Rule or any terminations pursuant to Rule 10.3.

10.4.2 Procedures for Disciplinary Proceedings

 (a) Before any disciplinary action in accordance with Rule 10.4.1 is taken, DDR shall furnish the subject User ("Respondent") with a concise written statement of the charges against the Respondent.  However, no prior written statement shall be required to be provided if the action is being taken by DDR in response to protecting the security of data, the DDR System or other Users.  In such circumstances, a written statement shall promptly follow the DDR action.  The Respondent shall have 10 business days after the service of such statement to file with DDR a written answer thereto.  The answer shall admit or deny each allegation contained in the statement of charges and may also contain any defense which the Respondent wishes to submit.  Allegations contained in the statement of charges which are not denied in the answer shall be deemed to have been admitted, and any defense not raised in the answer shall be deemed to have been waived.  If an answer is not provided to DDR within the time permitted, as determined by the CCO, in consultation with DDR's Counsel, the allegations shall be deemed to have been admitted, and the Respondent will be notified in writing of any disciplinary action that shall be taken. If an answer is timely filed, DDR shall (unless the Respondent and DDR shall have stipulated to the imposition of an agreed disciplinary action) schedule a hearing before a panel comprised of a Chairman and 2 (two) individuals appointed by the Chairman of the Board to conduct disciplinary proceedings under this
  Rule ("Disciplinary Panel").  At the hearing, the Respondent shall be afforded the opportunity to be heard and to present evidence on its behalf and may be represented by counsel.  A record of the hearing shall be prepared and the cost of the transcript may, in the discretion of the Disciplinary Panel, be charged in whole or in part to the Respondent in the event any disciplinary action is taken against the Respondent.  As soon as practicable after the conclusion of the hearing, the Disciplinary Panel shall furnish the Respondent and the Board with a written statement of its decision.  If the decision is to take disciplinary action, the written statement shall set forth the disciplinary action being taken and the facts surrounding the violation of these
  Rules.
 (b) In the event that the Disciplinary Panel censures, fines, suspends, expels or limits the activities, functions or operations of any Respondent, any affected User may apply for review to the Board, by written motion filed with DDR within 5 business days after issuance of the Disciplinary Panel's written statement of its decision.

 (c) The granting of any such motion shall be within the discretion of the Board.  In addition, the Board may determine to review any such action by a
  Disciplinary Panel on its own motion.  Based upon such review, the Board may affirm, reverse or modify, in whole or in part, the decision of the Disciplinary
  Panel.  The Respondent shall be notified in writing of the decision of the Board which shall be final.  Once a decision of the Disciplinary Panel is final, the CCO will facilitate and coordinate the administration of any such disciplinary action taken as a result of such disciplinary proceedings.

 (d) Any time limit set forth in this Rule may be extended by the body having jurisdiction over the matter in respect of which the time limit is imposed.

 (e) The summary termination of access by a User pursuant to Rule 10.3 shall not be deemed to be a "disciplinary action" within the meaning of this Rule, and the provisions of this Rule shall be inapplicable to any such summary termination.

10.5 Audits, Provision of Information and Cooperation
Subject to Applicable Law, each User will comply with all reasonable requests by DDR for information, documentation or data concerning such User and related to such User's use of the System as DDR may deem necessary.  DDR will have the right to audit or inspect a User (and its facilities) with respect to its use of the System, upon reasonable notice, and Users shall cooperate with such audits or inspections and with other inquiries by DDR concerning their use of the
System.
The CCO or his/her delegate shall have authority to investigate any potential rule violation, shall be responsible for enforcing sanctions related to violations and for following the procedures outlined in Rule 10.4.

11. CONFLICTS OF INTEREST

11.1 General Conflict of Interest Resolution Processes
DDR utilizes a conflict of interest resolution process that is reasonably designed to identify and mitigate potential and existing conflicts of interest in
DDR's decision-making process on an ongoing basis, as required by Applicable Law.
All conflicts of interest, including all potential conflicts of interest, involving the officers, employees, consultants and temporary employees of DDR
("DDR Staff") are escalated to the DDR Chief Compliance Officer except in cases where the DDR Chief Compliance Officer has a conflict of interest, in which case the matter shall be directed to the attention of DDR's Senior Officer and the Chairman of the DDR Audit Committee.  The DDR Chief Compliance Officer,
in consultation with the DDR Audit Committee, will resolve all conflicts of interest.  Any conflict of interest not resolved by the DDR Audit Committee shall be escalated to the DDR Board for resolution.
When resolving conflicts of interest, the DDR Chief Compliance Officer, DDR's Senior Officer, the DDR Audit Committee and the DDR Board ("Responsible
Parties") consider all relevant facts and circumstances. The Responsible Parties, as applicable, will determine whether to require the DDR Staff member to recuse himself or herself from any decisions involving the matter in which he or she has a conflict of interest or take any other action that is deemed appropriate.

11.2 Director Conflicts of Interest
A Director conflict of interest is present whenever the interests of the Company compete with the interests of a Director, the Director's employer, or any other party with which a Director is associated, or otherwise whenever a Director's corporate or personal interests could be reasonably viewed as affecting his or her objectivity or independence in fulfilling the Director's duties to the Company.
While it is not possible to anticipate all possible conflict situations, conflicts of interest typically arise whenever a Director, an immediate family member or other personal associate of a Director or a firm with which a Director is associated as a Director, officer, employee or beneficial owner of 1%
or more of the firm's equity interests, has (directly or indirectly) a business interest in a party with whom the Company is doing business in some capacity other than as a User or in a transaction or other activity that competes (directly or indirectly) with a transaction or activity which the Company is pursuing or conducting.
Situations involving potential conflicts of interest may also include instances in which a Director, an immediate family member or other personal associate of a Director, or a firm with which a Director is associated as a Director, officer, employee or beneficial owner, has (directly or indirectly):
 (a) a compensation arrangement (other than with respect to fees payable to a Director in his or her capacity as an employee or Director) or other interest in a transaction with the Company;
 (b) a compensation arrangement or other interest in or affiliation (subject to de minimis exceptions) with any entity or individual that: (a) sells goods or services to, or purchases goods or services from, the Company; or (b) the Company has, or is negotiating, or contemplating negotiating, any other transaction or arrangement;
 (c) used his or her position, or confidential information or the assets of the Company to his or her (or an associated party's) personal advantage or for an improper or illegal purpose;
 (d) solicited or accepted any gift, entertainment, or other favor where such gift might create the appearance of influence on the Director (other than gifts of nominal value, which are clearly tokens of respect and friendship unrelated to any particular transaction or arrangement);
 (e) acquired any property or other rights in which the Company has, or the Director knows or has reason to believe at the time of acquisition that the
  Company is likely to have, an interest;
 (f) taken advantage of an opportunity related to the activities of the Company that is available to the Company or to the Director, unless the Board has made an informed decision that the Company will not pursue that opportunity;
 (g) a business interest that is affected by any transaction, arrangement, or decision involving the Company; or
 (h) any other circumstances that may, in fact or in appearance, make it difficult for the Director to exercise independence, objective judgment or otherwise perform effectively.

11.2.1 Reporting Conflicts of Interest
Conflict identification and analysis can be difficult and, therefore, Directors are at all times expected to act on the side of caution and immediately bring to the attention of the Chief Compliance Officer and either the Chairman of the Board or the Counsel any matters that may involve conflicts of interest or be reasonably perceived by others to raise questions about potential conflicts even if the person does not believe that an actual conflict exists.
Disclosures should be made in advance, before any action is taken on the matter.
In addition, each Director shall complete an annual Questionnaire Concerning Conflicts of Interest, disclosing any actual, potential, or apparent conflicts.
They shall also promptly disclose any relevant change in circumstances. The Questionnaires shall be reviewed by the Company's Counsel and the Chief
Compliance Officer.

11.2.2 Evaluation of a Director's Actual, Potential or Apparent Conflict of Interest
The Chief Compliance Officer, in consultation with the Chairman of the Board or the Counsel, as appropriate, shall evaluate Director conflict disclosures and make other necessary inquiries to determine the extent and nature of any actual or potential conflict of interest, consulting with the Chairman of the Board or the Counsel as appropriate.  If appropriate, the Chief Compliance Officer shall consider alternatives to the proposed transaction or arrangement and consult with the Board when needed. A director's conflict of interest may, in appropriate circumstances, require the director's recusal from discussion or voting.

11.2.3 Resolution of Potential Conflicts of Interest
The Company may enter into a transaction or other arrangement in which there is an actual or potential conflict of interest only if at a duly held Board meeting a majority of those Directors (if a quorum is present at such time) who have no interest in the transaction or arrangement approve the transaction or arrangement after determining, in good faith and after reasonable inquiry, that:
 (a) entering into the transaction or arrangement is in the best interests of the Company, while considering the Company's purpose and resources, and the possibility of creating an appearance of impropriety that might impair the confidence in, or the reputation of, the Company (even if there is no actual conflict or wrongdoing);
 (b) the transaction or arrangement in its entirety, and each of its terms, are fair and reasonable to the Company, after consideration of available alternatives;
 (c) the transaction or arrangement furthers the Company's purpose; and
 (d) the transaction or arrangement is not prohibited by law or regulation.

12. TERMS & TERMINOLOGY
Applicable Law - Any and all applicable  laws and regulations, judicial orders and decisions, and rules, regulations, interpretations and protocols, as amended from time to time in a jurisdiction in which DDR is registered, designated, recognized or otherwise licensed as a trade repository

Applicable Publications - those documents designated by DDR as "Applicable Publications" pursuant to the Operating Procedures.  Such documents include message specifications and upload templates.

Applicable Regulations - Regulations promulgated by Designated Regulators

AMF - Autorite des marches financiers

Board - The Board of Directors of DDR

Canadian Regulators - Alberta Securities Commission, Autorite des marches financiers, British Columbia Securities Commission, Manitoba Securities
Commission, Financial and Consumer Services Commission New Brunswick, Office of the Superintendent of Securities Newfoundland and Labrador, Northwest
Territories Securities Office, Nova Scotia Securities Commission, Office of the Superintendent of Securities Nunavut, Ontario Securities Commission, Office
of the Superintendent of Securities Prince Edward Island, Financial and Consumer Affairs Authority of Saskatchewan, and Office of the Superintendent of
Securities Yukon Territories.

Canadian Regulations - The Applicable regulations which specifically apply to SDR Services provided to Market Participants in the Canadian provinces where
DDR is registered, designated or recognized to provide trade repository services

CCO - Chief Compliance Officer

CEA - Commodity Exchange Act, as amended

CFTC - U.S. Commodity Futures Trading Commission

CFTC Regulations - The Applicable Regulations promulgated by the CFTC which specifically apply to SDR Services provided to Market Participants

DCO - Derivatives Clearing Organization or SEC registered security-based swap clearing agency

DCM - Designated Contract Market

DDR System or the System - the automated systems or other mechanisms through which DDR provides the SDR Services (for additional information, see the
Operating Procedures)

Designated Regulators - Regulators which supervise DDR including the SEC, CFTC, and the Canadian Regulators

DF or Dodd-Frank - The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended from time to time

DDR or Company - DTCC Data Repository (U.S.) LLC

DDR Rules - Collectively, the User Agreements (See Appendix A), Operating Procedures (See Appendix B), and rules contained in this Rulebook

DTCC - The Depository Trust & Clearing Corporation

EID - Event ID

End User - User who is exempt from the mandatory clearing requirements pursuant to section 2(h)(7) of the CEA

Exchange Act - Securities Exchange Act of 1934, as amended

Important Notice - formal notices sent to Users describing significant changes to DDR Rules, DDR Systems or other processes

LEI - Legal Entity Identifier

Market Participants - With respect to rules herein applicable to SEC reporting, then "Market Participant" is as defined by the SEC Regulations.  In all other cases, "Market Participant" includes, but is not limited to SDs, MSPs, SEFs, DCOs, DCMs, foreign boards of trade ("FBOTs"), derivatives dealers and recognized or exempt clearing agency (under Canadian law)

MSBSP - Major security-based swap participant

MSC - The Manitoba Securities Commission

MSP - Major Swap Participant

OSFI - the Canadian Government Office of the Superintendent of Financial Institutions.

OSC - Ontario Securities Commission

OTC - Over-the-Counter

PET - Primary Economic Terms

PPD - Public Price Dissemination message

Public Data - Data required to be disseminated publically pursuant to Applicable Law

Registered Entity - An entity appropriately registered with a Designated Regulator

Reporting Party - for purposes of this Rulebook, the term "Reporting Party" refers to the entity with the duty to report and generally shall include the Reporting Entity as defined in the CFTC Regulations, the reporting side as defined in the SEC Regulations and the Reporting Counterparty as defined in the Canadian Regulations

RT Message - Real-Time message

SBSD - Security-based swap dealer

SD - Swap Dealer

SDR - Swap Data Repository

SEC - U.S. Securities and Exchange Commission

SEC Regulations -- The Applicable Regulations promulgated by the SEC which specifically apply to SDR Services provided to Market Participants

SEF - Swap Execution Facility or security-based swap execution facility or platform

Senior Officer - the Senior Officer as referred to herein shall be such person who is authorized to take the actions or bear the responsibility and obligations described.  This could be a Managing Director, business manager or Chief Executive Officer, if one is designated, or such other individual with the requisite authority

Transaction Record - Information regarding a new trade submitted to DDR, or lifecycle events or a snapshot update to a trade previously submitted

Trusted Source -An entity that has entered into a User Agreement, been recognized as such by DDR and provides the definitive report of a given position

UIC - Unique Identification Code

UPI - Unique Product Identifier

USI - Unique Swap Identifier

User - An entity that has executed a DDR User Agreement then in effect

User Agreement - one of the agreements contained in Appendix A.

UTI - Unique Transaction Identifier

APPENDIX A: FORMS OF USER AGREEMENT
1. Repository User Agreement
2. Repository User Agreement for View-Only Access
3. Repository Supplement to the User Agreement

REPOSITORY USER AGREEMENT ("User Agreement")

________________, in its role/capacity set out below for and on behalf of each of the entities listed on Annex I hereto (each severally and not jointly, a "User") wishes to participate in one or more services or systems to be operated by DTCC Data Repository (U.S.) LLC, a New York limited liability company
(the "Repository").  It is understood and agreed that this document shall constitute a separate agreement between the Repository, on the one hand, and each entity/fund that is listed in Annex I hereto, as amended from time to time, on the other hand, as if each such entity/fund has executed a separate document naming only itself as the User, and that no entity/fund that is listed in Annex I, as amended from time to time, shall have any liability under this document for the obligations of any other entity/fund that is listed in Annex I, as amended from time to time, solely by reason of being listed in Annex I, as amended from time to time. Annex I shall be amended by the submission, by e-mail or other electronic means which the Repository may adopt from time to time, of a revised Annex I which shall supplement the preexisting document as an annex to this Agreement.  The Repository is entitled to regard the instructions received in this manner as a valid instruction and consent from the User and will not be responsible for confirming or verifying the validity or accuracy of the instruction received.  The submitting User represents and warrants that it has valid authority or consent to submit such instruction.
Unless otherwise instructed in writing, the Repository will treat each entity/fund listed in Annex I hereto as part of the same Family for purposes of the
Operating Procedures.
By signing this User Agreement, effective as of the later of the date entered below or the date the Repository is designated as a trade repository (or its equivalent under local law) by the competent regulator within the jurisdiction in which the Repository is incorporated (the "Effective Date") each of User and the Repository agrees to be bound by the Rulebook of the Repository, the Operating Procedures and the Applicable Publications (as defined in the
Operating Procedures (e.g., message formats and messaging processes, procedures for use of the Web Front End, publications of security arrangements, publications of further specifications for Services, Important Notices)) issued thereunder, as each may be amended, supplemented or modified from time to time (the "Operating Procedures") with respect to the services or systems provided or operated by the Repository.
The User will pay to the Repository such fees and charges for the services provided as shall be specified from time to time in the DDR Fee Schedule posted on the Repository's website.
The User hereby acknowledges receipt of the most current version, as of the Effective Date, of the Fee Schedule, Operating Procedures, Rulebook and DDR
Disclosure Document.
Completion of the "DDR Canada - Local Counterparty" tab in Annex I to the User Agreement will enable a User to submit swap transactions in satisfaction of various requirements under Canadian Regulations as noted therein.
This User Agreement and the Operating Procedures, to the extent that they govern or relate to the relationship between the undersigned and the Repository, will be governed by the law of the State of New York, without regard to the conflicts of law provisions thereof.

Each entity/fund, severally and not jointly, that is listed in Annex I (each such entity/fund individually, the "User")
By:
[Print the name of the company signing on behalf of the entity/fund (i.e., the name of Investment Company)]
as
[Insert authorized role/capacity of the company above (i.e., Investment or Asset Manager)]

with an address at

[Insert address, including Country]
By:
[Signature]
Name:
Title:

DTCC Data Repository (U.S.) LLC
By:
      [Signature]
Name:

Title:

Effective Date: ___________

Annex I
Annex I for purposes of this User Agreement shall comprise the entities/funds listed on the Annex I Cross Asset Service Request Form/Cross Asset Service
Request Form Asset Managers (or the equivalent form identified as Annex I), as may be amended from time to time, a copy of which can be found on the
Repository's website.

 VIEW ONLY REPOSITORY USER AGREEMENT ("User Agreement")
The undersigned user ("User") wishes to participate in one or more services or systems to be operated by DTCC Data Repository (U.S.) LLC, a New York limited liability company (the "Repository"). By signing this User Agreement, effective as of the date entered below (the "Effective Date") each of User and the Repository agrees to be bound by the Rulebook of the Repository, the Operating Procedures and the Applicable Publications (as defined in the
Operating Procedures (e.g., message formats and messaging processes, procedures for use of the Web Front End, publications of security arrangements, publications of further specifications for Services, Important Notices)) issued thereunder, as each may be amended, supplemented or modified from time to time (the "Operating Procedures") with respect to the services or systems provided or operated by the Repository.
The User hereby acknowledges receipt of the most current version, as of the Effective Date, of the Operating Procedures, Rulebook and DDR Disclosure
Document.
This User Agreement and the Operating Procedures, to the extent that they govern or relate to the relationship between the undersigned and the Repository, will be governed by the law of the State of New York, without regard to the conflicts of law provisions thereof.
View only access will be granted only where you are named as the legal entity (as provided) in the trade party field or in the execution agent field.

Legal Entity Name:
[Print the name of the company]

Legal Entity Identifier(s) ("LEI"):
with an address at

[Insert address]
By:
[Signature]
Name:
Title:

DTCC Data Repository (U.S.) LLC
By:
[Signature]
Name:
Title:
Effective Date:

DDR User Supplement
DTCC DATA REPOSITORY (U.S.) LLC
DDR SUPPLEMENT TO DTCC NON-U.S. USER AGREEMENT
Reference is made to the User Agreement indicated below (the "Existing User Agreement") entered into between the trade repository indicated below and the undersigned on behalf of the entities party thereto.  By signing below, the undersigned, on behalf of the entities listed on the undersigned's DDR Service
Request Form (Annex I) as amended from time to time, with respect to the reporting jurisdictions indicated for each such entity on such DDR Service Request
Form (Annex I) as amended from time to time, agrees as follows:
- to be bound by the DDR Rulebook and Operating Procedures as may be amended from time to time;

- to be bound by the DDR Fee Schedule as may be amended from time to time;

- to have hereby acknowledged receipt of the DDR Disclosure Statement;

- [] if the box is checked at the beginning of this line, the Access Coordinators designated by the undersigned as Access Coordinators pursuant to the
 Existing User Agreement will also serve as Access Coordinators for the equivalent (as applicable) DDR systems and products;

- [] if the box is checked at the beginning of this line, any third party submitter named pursuant to the  Third Party Submitter Authorization
Supplement to the Existing User Agreement will also serve as a Third Party Submitter for DDR;

- The agreement  with the following DTCC trade repository shall be the Existing User Agreement for purposes of this Supplement (check only one):

[] DTCC Derivatives Repository Ltd  [] DTCC Data Repository (Singapore)
       Pte. Ltd.
[] DTCC Data Repository (Japan) KK  [] Other _____________________________
       [only fill in DTCC trade repository name]

- The Existing User Agreement together with the DDR Service Request Form (Annex I) as amended from time to time and as modified by this DDR Supplement shall constitute the DDR User Agreement.
This DDR Supplement and the DDR Operating Procedures, to the extent that they govern or relate to the relationship between the User and DDR will be governed by the law of the State of New York without regard to the conflicts of law provisions thereof. Each party irrevocably agrees that any dispute in relation to this DDR Supplement, or any non-contractual claim arising out of it, will be subject to the exclusive jurisdiction of the courts of New York State without regard to the conflicts of law provisions thereof.
For Canadian swap transaction submissions, the undersigned should complete the "DDR Canada - Local Counterparty" tab in Annex I to the DDR User Agreement
with this supplement.
This DDR User Agreement hereby applies to each entity/fund that is listed in the DDR Service Request Form (Annex I) as amended from time to time:
By:
[Print the name of the company signing on behalf of the entity/fund (i.e., the name of Investment Company)]
as
[Insert authorized role/capacity of the company above (i.e., Investment or Asset Manager)]

with an address at

[Insert address, including Country]
By:
[Signature]
Name:
Title:
DTCC Data Repository (U.S.) LLC
By:
      [Signature]
Name:

Title:

Effective Date: ___________

APPENDIX B: OPERATING PROCEDURES
1. DTCC Data Repository (U.S.) LLC Operating Procedures
2. Swap Data Repository Appendix to the DTCC Data Repository (U.S.) LLC Operating Procedures
3. Canadian Repository Appendix to the DTCC Data Repository (U.S.) LLC Operating Procedures

DTCC DATA REPOSITORY (U.S.) LLC OPERATING PROCEDURES
1. Introduction
DTCC Data Repository (U.S.) LLC (the "Company" or "DDR"), a New York limited liability company, has entered into User Agreements with various institutions that are potential users (each, a "User") of one or more services (each, a "Service") to be provided by the Company.  The automated systems or other mechanisms through which the Company provides the Services are referred to herein as the "System."

As used in these Operating Procedures, the term "User" shall also include a Third Party Submitter as defined in the Appendices to these Operating Procedures, except as provided therein or as the context may otherwise require.

2. User Information; Non-Repudiation
a. The Company will maintain for the benefit of Users a database that (A) assigns to each User a unique alpha-numeric identifier and (B) groups Users into families (each, a "Family") as directed by the Users (through User Agreements or in such other manner as designated by the Company from time to time)
that desire to be so grouped.  (The Company may use for this purpose a uniform counterparty identifier, such as a Legal Entity Identifier or Global Markets
Entity Identifier, or similar identifier provided or required by a regulator or provided by a third party acceptable to the Company.)  Users may access the
System through (i) computer-to-computer links ("Computer-to-Computer Links"), (ii) a secure Web front end (the "Web Front End"), or (iii) other means of access designated by the Company from time to time, in each case supported by or on behalf of the Company for the purpose, among possible others, of effecting electronic submission of records of eligible transactions, all in the manner and subject to the security arrangements established by the Company from time to time, as set forth in the Company's Applicable Publications (described below).  The security arrangements established by the Company will include (a) means of determining whether particular records were submitted to the System through Computer-to-Computer Links established with a particular
User or its Family or (b) access to the Web Front End by means of digital certificate(s) and password(s), or other secure identifiers, assigned to that
User or its Family.  Records submitted to the System (as described below) indicating a particular User as the submitting party (through an identifier referred to above) shall be conclusively presumed to have been duly authorized by the User whenever such records are so determined to have been submitted through Computer-to-Computer Links established with that User or its Family, or through access of the Web Front End by means of the digital certificate(s)
and password(s), or other secure identifiers, assigned to that User or its Family.  If a User submits a record for another User that is a member of the same Family, the record shall be conclusively presumed to have been made on behalf of such other Family member and to have been duly authorized by such other Family member.

b. Records submitted to the System (as described below) indicating a particular User as the submitting party (through an identifier referred to above)
shall be conclusively presumed to have been duly authorized by the User, or in the case of a Third Party Submitter, the parties to the transaction submitted, whenever such records are so determined to have been submitted through Computer-to-Computer Links established with that User or its Family, or through access of the Web Front End by means of the digital certificate(s) and password(s), or other secure identifiers, assigned to that User or its Family.

c. If a User submits a record for another User that is a member of the same Family, the record shall be conclusively presumed to have been made on behalf of such other Family member and to have been duly authorized by such other Family member.

d. The Company may, at its sole discretion, permit the User to submit certain revised documents by e-mail or other electronic means which the Company may adopt from time-to-time, which on submission shall supplement the pre-existing document as part of this Agreement. The Company is entitled to regard the instructions received in this manner as a valid instruction and consent from the User and will not be responsible for confirming or verifying the validity or accuracy of the instruction received. The submitting User represents and warrants that it has valid authority or consent to submit such instruction.
e. The Company may designate certain documents as "Applicable Publications," which may include publications of message formats and messaging processes for Computer-to-Computer Links and of procedures for use of the Web Front End, publications of security arrangements, publications of further specifications for Services or the System and any other publications, forms or notices that the Company deems to be an Applicable Publication including the Company
Rulebook, as amended from time-to-time. Such Applicable Publications, as well as modifications to these Operating Procedures and other notices from time to time, will be announced to Users through the issuance of important notices or by posting such notice on the Company's website (each, an "Important Notice"), which will be made available to Users in accordance with the "Notices" section set forth under "Important Legal Information" below.

3. How the System Works

The System is intended to provide Users with certain Services, in each case as set forth in more detail in an appendix or supplement to these Operating
Procedures.

- Transmission of Records from Users to the System.  Services may entail submission of one or more records or messages ("Records") by or on behalf of
Users to the System, for processing, transmission, generation of reports or for other purposes.  The Company may establish record descriptions ("Record
Descriptions"), message formats, messaging processes and other specifications from time to time for use in submitting Records to the System.  Records improperly formatted or containing data elements not conforming to such descriptions, formats, processes or specifications may be rejected by the Company in its discretion.  Publications of Record Descriptions, message formats and messaging processes and specifications will be announced to Users through an
Important Notice or Applicable Publications.  Each User agrees with the Company to use the System in accordance with the most up-to-date version of such procedures and publications made available by the Company from time to time.  The Company may also establish procedures for the back loading of existing
Records, and may establish different Record Descriptions, message formats, messaging processes and other specifications for that purpose.
- Termination of Use of Services.  Subject to any specific termination procedures set forth in an appendix or supplement for a particular Service, each User may terminate its use of the Services upon at least two New York business days' notice to the Company.  (Such termination may or may not be made in connection with any notice of a prospective modification to these Operating Procedures pursuant to paragraph 3 under Important Legal Information below.)
Upon termination, all attempted submissions of Records by or on behalf of the terminating User shall not be permitted by the System and the Records of the terminating User shall not be subject to change in status as the result of any such attempted submission of Records.  In addition, the terminating User shall be afforded the opportunity to use the Web Front End to search all transactions and, to the extent then permitted by the Web Front End, to "download"
all Records found, with accompanying System assigned statuses.  (All such Records will also have previously been transmitted to Users having
Computer-to-Computer Links.)  The terminating User shall not accrue fee obligations from the effective date of the termination onwards, but all other obligations and rights of the terminating User under these Operating Procedures shall survive termination of use of the Services.  The Company may continue to maintain and disclose Records relating to the User as provided in these Operating Procedures or as required by Applicable Law after termination of use of the Services.

Important Legal Information
1. Copyright
These DTCC Data Repository (U.S.) LLC Operating Procedures, as amended, supplemented or modified from time to time, and together with any appendix, annex or supplement hereto as well as the DDR Rulebook and DDR User Agreements (these "Operating Procedures") are copyright (c) 2016 by DTCC Data Repository (U.S.) LLC.
The Operating Procedures (including, without limitation, any text, image, logo compilation code and/or design) are proprietary and protected by copyright, and is exclusive for use by the Company and Users.  Each User is granted, only for so long as it is a User, a personal limited, non-exclusive, non-transferable, non-sublicensable and freely revocable license to use these Operating Procedures solely for its own internal business purposes in connection with access to and use of the System, with the right to make copies as reasonably necessary for such use and the right to download and store this publication on a computer of such User, in each case subject to the terms and conditions set forth herein.  When such User ceases being a User, such
User shall use its reasonable efforts to promptly return to the Company, or destroy, all copies of this publication then in its possession, including any copies held in any format in any electronic media; provided that such User shall not be obligated to take such action if doing so would be inconsistent with applicable law or such User's internal record retention policies.  Except as authorized by the foregoing, no part of this publication may be printed, stored, reproduced, copied, altered, modified, posted, distributed, transmitted, displayed, published, sold, licensed or used in any form or by any means
(other than for the User's own internal purposes in connection with the User's use of the System), without the Company's prior written approval.
2. Terms of Use
Users must satisfy themselves that the use of the System and the Services, including the submission and use of Records, will meet the requirements of any law, rule or regulation ("Applicable Law") to which they are subject.  The Company is not making, and hereby expressly disclaims, any representations or warranties as to the status of Records submitted to the System by or on behalf of Users under Applicable Law or any contractual arrangements involving Users, including without limitation as to the enforceability of contracts described in Records.
Each User agrees that it will not (i) claim, solely on the basis of the electronic nature of the System, that any Record is inadmissible in a court of law or other proceeding or (ii) object, solely on the basis of the electronic nature of the System, to the admission of any Record in a court of law or other proceeding.
Each User agrees that it will not assign or otherwise transfer its rights or obligations hereunder or under its User Agreement to any third party without the Company's express written consent, which consent shall not be unreasonably withheld or delayed, and any such assignment or transfer without consent shall be null, void and without effect.  Each User agrees that the Company may from time to time assign or transfer its rights and/or obligations hereunder or under a User Agreement, in whole or in part, in each case without the consent of any User; provided, however, that any transferee who assumes any obligations for SDR Services will have obtained necessary registration and authorizations to provide such services under Applicable Law.  The Company will notify Users of any such action pursuant to Section 3 below.

The contents of these Operating Procedures may be updated periodically, possibly in different formats.  The most current version of these Operating
Procedures, as well as Important Notices that address the contents of these Operating Procedures and Applicable Publications, will be made available by the
Company to Users from time to time in accordance with "Notices" below.  The Company will not be responsible for losses, costs or expenses arising from any failure of Users to follow the Company's most current Operating Procedures and/or Applicable Publications.  Users may direct inquiries about these Operating
Procedures, to DTCC Data Repository (U.S.) LLC, 55 Water Street, New York, New York, 10041, Attention:  Counsel or to ddrnotices@dtcc.com or to such other address as the Company shall notify Users from time to time.
Each User waives any claim that it may have against the Company or any other person with respect to a business decision by such other person not to commence using the System or to terminate use of the System.
Each User and the Company agree that the User's User Agreement and these Operating Procedures are intended to establish a contractual relationship solely between such User and the Company and further that there are no intended or unintended third party beneficiaries of the agreements of such User and the
Company hereunder.

3. Notices
The Company shall provide to Users or prospective Users any disclosure document with respect to the Company's Services and Systems required to be provided under Applicable Law.
The Company will provide 10 New York business days' prior notice to each User of any material modification, amendment or supplement to these Operating
Procedures and any Applicable Publication.  Any such modification, amendment or supplement shall have been approved by the Board of Directors of the Company, any successor oversight body, or, in either case, its designee(s) (the "DDR Board").  Any such notice, together with any Important Notice and any other notice from the Company to a User under these Procedures or under any agreement between the Company and a User, shall be sufficiently served on such User if the notice is electronically made available or transmitted to such User by any means normally employed by the Company for the delivery of electronic communications to such User.  Alternatively, any such notice shall be sufficiently served on such User if it is in writing and delivered or mailed to the address most recently provided by such User to the Company in writing as being applicable for such purpose.  Any such notice to a User, if made available or transmitted electronically, shall be deemed to have been given, respectively, at the time of availability or transmission.  Any such notice to a User, if delivered or mailed in writing, shall be deemed to have been given at the time of receipt.  Any notice from a User to the Company, including any notice under any agreement between the Company and the User, shall be sufficiently served on the Company if the notice is in writing and delivered to the Company, care of The Depository Trust & Clearing Corporation, 55 Water Street, New York, New York, 10041, Attention:  General Counsel, or to such other address as the Company shall notify Users from time to time.  Any notice to the Company shall be deemed to have been given when received by the Company at the address specified above.  Copies of such notices may be provided for information purposes to ddrnotices@dtcc.com.
4. Provision and Use of the Services
The Company shall retain exclusive control over the Services and the System through which they are provided.  The Company shall be entitled, to the extent permitted by Applicable Law, to deny an application to become a User or to involuntarily terminate a User's use of the SDR Services and the DDR System upon written notice, and the Company has adopted appropriate procedures in its Rulebook under which such a denial or termination may occur.  Each User is solely responsible for any equipment and software necessary for such User to access and use the System.  Each User agrees that the System may not be used by any person in any jurisdiction where the Operating Procedures or use of the System would be contrary to any Applicable Law.  Each User agrees that its access to and use of the Services and the System, and any activity that such User undertakes in connection therewith will at all times comply with Applicable Law.
Each User that is a regulated entity agrees with the Company that such User will be solely responsible for complying with all requirements under Applicable
Law with respect to record keeping and the maintenance of its books and records, and the Company makes no representation that the System will satisfy such requirements.
Each User agrees with the Company that such User will pay to the Company such fees and charges for use of the Services as shall be specified from time to time on the Company's website.

Each User that has, or has an affiliate that has, a daily money settlement account at The Depository Trust Company ("DTC") hereby agrees on behalf of itself or such affiliate that all such fees and charges shall be paid on a monthly basis through such a daily money settlement account in such manner as determined by the Company from time to time.  The Company may from time to time make alternate forms of payment available to each such User.  If a User does not have, or does not have an affiliate that has, a daily money settlement account at DTC, the Company shall specify alternate forms of payment to such User.  Such an alternate form of payment may include, for a User that has, or has an affiliate that has, a money settlement account at another subsidiary of The Depository Trust & Clearing Corporation, a payment through such money settlement account.

Without limiting any other provisions of the Operating Procedures, to the extent that a User is located within the United States, or is otherwise subject to the jurisdiction of the United States, such User certifies the following in connection with Records submitted by it or on its behalf:

User is a U.S. person as defined by applicable regulations administered and enforced by Office of Foreign Assets Control ("OFAC"). User agrees that it is thereby subject to such regulations and User agrees that it has implemented a program reasonably designed to comply with such regulations. As part of its
OFAC compliance program, User also certifies that it has screened and will continue to periodically screen against the most recent version of OFAC's List of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations
 and Specially Designated Narcotics Traffickers (collectively referred to as the "SDN List") the name and address of any party and/or any counterparty to a transaction for which it submits a Record or a Record is submitted on its behalf.

5. Access to the System and Security
Each User agrees with the Company to abide by all security procedures specified by the Company to the User in the Applicable Publications or as posted on the Company's website and will take reasonable steps to maintain the confidentiality and integrity of such security procedures.  Each User will not knowingly or negligently introduce or permit the introduction of any computer viruses, worms, Trojan horses or other harmful codes into the System.
Each User agrees with the Company that such User is responsible for preventing unauthorized access to the System.  The Company shall comply with its security procedures specified in the Applicable Publications or as posted on the Company's website.

6. Representation and Warranties
By using the System and the Services, each User represents and warrants on a continuing basis that (a) it has the power and authority to enter into and perform its obligations under these Operating Procedures and its User Agreement, (b) these Operating Procedures and its User Agreement constitute valid, binding and enforceable obligations of such User, (c) such User's access to and use of the System and the Services does not and will not violate any
Applicable Law, and (d) access to the System will be limited to authorized personnel who will be using the System within the scope of their employment and solely for such User's or its Family's business purposes.  The Company represents and warrants on a continuing basis that (a) it has the power and authority to enter into and perform its obligations under these Operating Procedures, (b) these Operating Procedures constitute valid, binding and enforceable obligations of the Company and (c) it is duly registered, designated, recognized or otherwise licensed as a trade repository and authorized to provide the SDR Services.

7. Compliance with Applicable Law
Each User agrees with the Company that the Company and its affiliates may take or refrain from taking any action (including, without limitation, the disclosure of any information, including Confidential Information (as defined below), relating to such User or such User's use of the System and the
Services) that the Company or its affiliates consider necessary or appropriate to comply with Applicable Law or with any subpoena, order or request of any court, governmental, regulatory, self-regulatory, market or other relevant authority, agency or organization, or to enable the Company and its affiliates to continue to provide the Services and the System to the Users.  Neither the Company nor its affiliates, nor any of their respective officers, directors, employees or other representatives, will be liable to any User or any other person, including without limitation, any members, participants or users of a Third Party Submitter, as a result of taking or refraining from taking any such action.

Without limiting the other provisions of the Operating Procedures, each User acknowledges and agrees that one or more competent governmental authorities may have access to the Company's books and records and that the Company and its operations and premises may be subject to examination and/or inspection by competent governmental authorities, in each case in accordance with Applicable Law.  Each User acknowledges and agrees that the Company shall have no responsibility or liability to such User with respect to such access, examination or inspection by such a governmental authority.

8. Confidential Information and Use of Data
a. The Company and each User agrees that each will treat as confidential (both during and after the termination of a User's access to the System) all
Confidential Information.  "Confidential Information" shall mean (i) with respect to the Company, transaction data specified in Records received by the
Company and any data, reports, summaries or payment amounts which may be produced as a result of processing such transaction data, and (ii) with respect to any User, the technical specifications of the System (to the extent not publicly disclosed by the Company).  Confidential Information shall not include data distributed to the public in accordance will Applicable Law.

b. Except as otherwise expressly provided herein, neither the Company nor a User will transfer or disclose Confidential Information to any third party
(other than any member of the User's Family, a counterparty to the relevant transaction described in such Confidential Information or, in the case of a User that is a Third Party Submitter, a party to the relevant transaction described in such Confidential Information or as expressly requested by a User or a counterparty to a transaction or to a third party service provider) or use such Confidential Information except as expressly contemplated under these
 Operating Procedures and the Applicable Publications or, in the case of the Company, as reasonably deemed necessary by the Company to provide the Services or the System in connection with the operation of such Service and in any case consistent with Applicable Law.  In addition, the Company shall consent to the disclosure of Confidential Information to vendors or agents of the User as needed to permit such vendors or agents to assist the User in its use of the
System or the Services, provided that such vendors or agents are authorized by Users to receive such Confidential Information.  Confidential Information will not include (1) in the case of Confidential Information maintained by the Company, Confidential Information relating to a User that such User, or in the case of a User that is a Third Party Submitter, Confidential Information relating to a party to the transaction submitted that such party, has requested in writing that the Company release, and that the Company has agreed, on conditions determined by the Company in its discretion to release,
(2) information that is, or becomes, known to the public other than through a breach by a User or the Company of these Operating Procedures, (3) information that is rightfully received by a User or the Company from a third party entitled to disclose it, or (4) information that is independently developed by a
User or the Company without reference to such party's Confidential Information.  In addition, a User may disclose Confidential Information to the extent required by Applicable Law, including, without limitation, as required by subpoena, order or request of any court, governmental, regulatory, self-regulatory, market or other relevant authority, agency or organization, but such disclosure shall be only to the extent and only for so long as necessary to comply with such Applicable Law.

c. Notwithstanding the foregoing, nothing herein shall prevent the Company or its affiliates from releasing or disclosing data to others provided that such data (i) shall be in a form that does not reveal, directly or indirectly, proprietary or confidential, financial, operational or trading data of a particular User or inappropriately arranged groups of Users (including, but not limited to, Users or groups of Users designated by size, market share, degree of use of the Service, or other similar indicator that may indicate the identity of the User or User group) or, in the case of a Third Party
Submitter, parties to the transactions submitted, or (ii) shall consist of a compilation of aggregated anonymous historical data (except the Company shall have the right to disclose to a Third Party Submitter data relating to transactions submitted by such Third Party Submitter), subject to Applicable Law.
Notwithstanding anything else contained in this Section 8, but subject to any specific provisions set forth in an Appendix to the Operating Procedures for a particular Service, the Company may (1) publicly disclose, and/or disclose to regulators, information relating to aggregate positions and transaction activity and other aggregate data, including information relating to position and transaction activity and other data of broad categories of Users (or, in the case of a User that is a Third Party Submitter, members, participants or users thereof) so long as such categories of Users (or such members, participants or users) are sufficiently populous so that individual Users' (or such members' participants' or users') positions and transaction activity and other data cannot be determined; and (2) publicly disclose, and/or disclose to regulators, anonymous data based on aggregates, including averages and means.

d. Notwithstanding anything to the contrary herein, any sale or commercialization by the Company of data shall be subject to the Company's policy related to the commercialization of data, as in effect from time to time, if any, and Applicable Law.

e. Subject to Applicable Law, each User will supply the Company with all information that reasonably is requested by the Company concerning such User and related to such User's use of the System or the Services or that is reasonably and in good faith deemed by the Company to be necessary in connection with the Company's obligations under Applicable Law.  Each User acknowledges and agrees that the Company and its affiliates on behalf of the Company may monitor and record (x) such User's use of the System or the Services and (y) telephone conversations with such User concerning the System or the Services.

9. Limitation of Liability and Disclaimer
The Company will have no responsibility or liability for a Record submitted by any User that is improperly formatted or contains data elements not conforming to the applicable Record Description.  While the Company may inform a User of such improper formatted or nonconforming data elements, the
Company shall have no obligation to inform any User of such problems and the Company's failure to so inform a User shall in no way signify that the Record was properly formatted and is conforming.  The Company shall have no responsibility for ensuring that any Record submitted conforms in form and substance to the applicable Record Description.
The Company will have no responsibility or liability for the completeness or accuracy of any transaction data it receives from or on behalf of any User or provides to any regulator or publishes or for the successful completion of any transaction covered by any Record.  The Company in no event guarantees that any party to a transaction covered by any Record will fulfill its obligations to the other party or parties to such transaction.
The Services and the System are provided "as is."  The Company and its affiliates do not make any representation or warranty, express or implied, as to the
Services, the System or any other matter.  Each User hereby waives any implied warranty or similar protection under any Applicable Law that may be claimed to apply to the Services or the System.  The Company does not warrant that any method of accessing the System is secure and will have no liability in connection with a User's method of accessing the System.
The Company will not be liable to any User, or in the case of a User that is a Third Party Submitter, any member, participant or user of such Third Party
Submitter, for any loss or damage of any kind directly or indirectly arising out of or related to such User's participation in the Services or the System, including, without limitation, any loss or damage arising out of or related to any failure of information available on or through the System to be free of error and up to date, failure of the System to be free of viruses or similar defects or failure of the Company to maintain uninterrupted service or access or to adhere to its security procedures, except, in each case, to the extent that such loss or damage results from the Company's negligence or willful misconduct; provided, however, that if such loss or damage does not arise from the Company's gross negligence or willful misconduct (i.e., arises from simple negligence), the liability of the Company to any User shall be limited to an amount equal to the highest fees paid by the User to the Company during any one complete calendar month in the immediately preceding 12-calendar month period as imposed pursuant to the fee schedule posted on the Company's website as amended from time to time (the "Fee Limit").  Each User agrees to, and shall, defend and indemnify each of the Company and each of its employees, officers, directors, shareholders, agents and professional advisors (each, an "Indemnified Person") from and against all reasonable losses, liabilities, damages, judgments, settlements, fines, costs and expenses (including, without limitation, court costs, reasonable attorneys' fees and disbursements and the expenses of enforcing this provision) (collectively, "Losses") that such Indemnified Person may incur directly arising out of or directly relating to the acts or omissions of such User's participation or failure to participate (for itself or on behalf of others) in the Services or the System, any unauthorized access to the System through such User's interface with the System or any other matter directly relating to such User that is not the responsibility of the Company hereunder, except in each case to the extent that such Losses arise out of or relate to the Company's negligence or willful misconduct; provided, however, that to the extent such Losses result from the Company's simple negligence (as opposed to gross negligence or willful misconduct), such limitation on the User's indemnity obligation shall be no greater than the amount of the Fee Limit.
In no event shall the Company be liable for any indirect, consequential, special, exemplary, incidental, or punitive damages.
10. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial
(a)  These Operating Procedures shall be governed by and construed in accordance with the law of the State of New York without giving effect to the conflict of law principles thereof (other than section 5-1401 of the New York General Obligations Law).
(b)  EACH OF THE COMPANY AND EACH USER IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW
YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, FOR THE PURPOSE OF ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE
ITS OBLIGATIONS HEREUNDER OR ARISING OUT OF OR RELATING IN ANY WAY TO THESE OPERATING PROCEDURES AND THE USE OF THE COMPANY'S SERVICES AND (B) WAIVES ANY
OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH
ACTION, SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING,
THAT SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY.
(c)  EACH OF THE COMPANY AND EACH USER HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM
ARISING OUT OF OR RELATING TO THESE OPERATING PROCEDURES.
11. Signatures

The Company may, at its option, in lieu of relying on an original signature, rely on a signature as if it were (and the signature shall be considered and have the same effect as) a valid and binding original signature in the following circumstances:

If such signature is transmitted, recorded or stored by any electronic, optical, or similar means (including but not limited to telecopy, imaging, xeroxing, electronic mail, electronic data interchange, telegram, or telex).

Swap Data Repository Appendix to the
DTCC Data Repository (U.S.) LLC Operating Procedures

SWAP DATA REPOSITORY

I.  INTRODUCTION
The DTCC Data Repository (U.S.) LLC data repository for swaps and security-based swaps (the "Swap Data Repository", "SDR" or "Company") is implemented and maintained by the Company as a "swap data repository" as defined in and for purposes of the Commodity Exchange Act, as amended (the "CEA"), and the regulations thereunder, and a "security-based swap data repository" as defined in and for purposes of the Securities Exchange Act of 1934, as amended
(the "Exchange Act").  The Swap Data Repository may also provide services in similar capacities under the laws of other jurisdictions, and may also provide such services with respect to transactions that are not swaps or security-based swaps for purposes of the CEA or the Exchange Act.
Without limiting the foregoing, the SDR will, following its registration as a "swap data repository" under the CEA and/or "security-based swap data repository" under the Exchange Act, as applicable, (i) perform all of the required functions of a swap data repository under part 49 of the regulations of the Commodity Futures Trading Commission (the "CFTC"); (ii) perform all of the required functions of a security-based swap data repository under
Securities and Exchange Commission ("SEC") Rules 13n-1 through 13n-11; (iii) accept, from or on behalf of Users, transaction and life-cycle data for swaps as specified in parts 43 and 45 of the CFTC regulations, as and when required to be reported to a swap data repository thereunder; (iv) accept, from or on behalf of Users, transaction and life-cycle data for security-based swaps as specified in SEC Regulation SBSR, as and when required to be reported to a security-based swap data repository thereunder; (v) verify and maintain swap and security-based swap data as required by such regulations; (vi) publicly disseminate in real-time and perform recordkeeping of swap data as and when required under part 43 and part 49 of the CFTC regulations, either directly or through one or more third parties; (vii) publicly disseminate security-based swap data as and when required under SEC Regulation SBSR, either directly or through one or more third parties; (viii) provide access to swap and security-based swap data to appropriate regulators as described herein and
(ix) generate reports with respect to transaction data maintained in the Swap Data Repository, in each case as specified in further detail in the Operating
Procedures and Applicable Publications.
The Swap Data Repository will be deemed a Service for purposes of the Operating Procedures; provided that in the event of any conflict between this
Appendix and any other provision of the Operating Procedures (or the appendices thereto) in connection with the operation of the Swap Data Repository, this Appendix shall govern.

II.  ELIGIBLE DERIVATIVE TRANSACTIONS
The Company will specify from time to time by Important Notice or through Applicable Publications or as posted on the Company's website the asset classes and transaction types for derivatives transactions ("Eligible Derivative Transactions") for which it will act as a Swap Data Repository, which will initially include credit derivatives, equity derivatives, interest rate derivatives, foreign exchange derivatives and other commodity derivatives.
III.  SUBMISSION OF TRANSACTION DATA
The Company shall specify in these Operating Procedures, by Important Notice, Applicable Publications or as posted on the Company's website the information required or permitted to be included in records submitted to the Swap Data Repository by or on behalf of Users with respect to Eligible Derivative
Transactions ("SDR Records") and the manner in which SDR Records may be submitted.  For the avoidance of doubt, the Company may specify different templates, standards and procedures for SDR Records for different types of Eligible Derivative Transactions and different events with respect thereto, subject to
Applicable Law.  The Company will also specify in these Operating Procedures, by Important Notice, Applicable Publications or as posted on the Company's website the manner in which SDR Records may be updated by or on behalf of Users.  All SDR Records included or to be included in the Swap Data Repository from time to time shall be subject to the provisions set forth in this Appendix and the Company's Important Notices, Applicable Publications and as posted on the Company's website, each as may be amended from time to time.
Data contained in SDR Records will be subject to validation in accordance with the validation rules specified by the Company from time to time through
Applicable Publication, Important Notice or as posted on the Company's website.  Consistent with Applicable Law, the Company may establish deadlines for the submission of SDR Records for purposes of complying with any periodic reporting to be provided by the Company or other purposes consistent with
Applicable Law.
The Company may enter into arrangements with one or more Users (each, a "Third Party Submitter"), including without limitation confirmation and matching platforms, swap execution facilities, security-based swap execution facilities, derivatives clearing organizations and securities clearing agencies, that will be permitted to submit SDR Records for Eligible Derivative Transactions on behalf of other Users.  The Company may require a User to provide authorization, in a form and manner to be specified by the Company, for Third Party Submitters to submit SDR Records on its behalf.  The Company may disclose Confidential Information to Third Party Submitters as necessary to validate information in SDR Records or otherwise provide the Services.
The Company may also designate that certain Third Party Submitters may submit SDR Records on behalf of Users and other non-User persons that are party to the transactions described in SDR Records ("Other Identified Parties"), without specific authorization by such Users or Other Identified Parties, subject to any terms (including as to authentication or trusted source procedures) set forth in Applicable Publications.  The Company shall have no obligation or liability to Other Identified Parties named in an SDR Record submitted to the Company other than to maintain such SDR Record and provide reporting with respect thereto as required by Applicable Law (and any liability of the Company to Other Identified Parties with respect to such matters shall be limited to the same extent as its liability to Users).  Each Third Party Submitter will be deemed to represent to the Company that it has obtained all necessary authorization or permission, to the extent required by Applicable Law, to submit SDR Records on behalf of Other Identified Parties and for such SDR Records to be maintained by the Company as provided herein.
The Company may establish one or more procedures through which Users will be required to verify the accuracy of SDR Records maintained by the Company
("Verification Procedures"), including without limitation in situations where the User is not the Reporting Party specified under Applicable Law to submit the SDR Record.  Each User agrees to comply with all Verification Procedures applicable to SDR Records relating to its Eligible Derivative Transactions.
The Company shall maintain all SDR Records in accordance with Applicable Law.
IV.  REPORTS AND REGULATORY ACCESS
The Company will prepare from time to time reports based on SDR Records ("Reports") as may be required by Applicable Law or requested by appropriate regulators.  Reports may be prepared on an aggregate basis for all Users and/or on a submitting User basis and may have subcategories for product type, counterparty and other relevant categories.
Each User will have access to Reports with respect to SDR Records submitted by it or on its behalf and SDR Records for which it is named as a party to the relevant Eligible Derivative Transaction, and Reports prepared on an aggregate basis for all Users.
Each User will designate, in a manner to be specified by the Company, the regulator or regulators that are to have access to Reports with respect to SDR
Records relating to its Eligible Derivative Transactions (each, a "Designated Regulator").  In addition, the CFTC will be deemed to be a Designated
Regulator for SDR Records for Eligible Derivative Transactions that are swaps, and the SEC will be deemed to be a Designated Regulator for SDR Records for
Eligible Derivative Transactions that are security-based swaps.  The Company will provide a facility for each Designated Regulator for a particular User to have electronic access to such Reports with respect to such User's SDR Records, as well as Reports prepared on an aggregate basis for all Users.
The reports and access provided pursuant to this Section IV shall be in addition to the Company's rights to disclose information pursuant to Sections 7 and
8 of the Important Legal Information Section of the Operating Procedures.  The Company will also provide access to SDR Records to the United States
Department of Justice as required by part 49.12(c) of the CFTC regulations.
V. PUBLIC DISSEMINATION OF TRANSACTION DATA
The Company will comply with the requirements for recordkeeping and public dissemination of data contained in SDR Records, as, when and to the extent provided by part 43 and part 49.15 of the CFTC Rules, in the case of Eligible Derivative Transactions that are swaps, or by SEC Regulation SBSR, in the case of Eligible Derivative Transactions that are security-based swaps.  The Company may perform such public dissemination on its own or through one or more third parties (which may include affiliates of the Company), as determined by the Company from time to time under arrangements acceptable to the
Company, subject to the requirements of Applicable Law.  The Company may designate from time to time, through Important Notice, Applicable Publications or as posted on the Company's website, standards and procedures for such public dissemination of data.  Each User consents to such public dissemination of data contained in SDR Records relating to its Eligible Derivative Transactions.
VI. CORRECTION OF RECORDS; RESOLUTION OF DISPUTES
 In the event that the Users to an Eligible Derivative Transaction agree that SDR Records submitted to or maintained by the Company contain erroneous information (e.g., through a mutual mistake of fact), such Users may correct such erroneous information in accordance with the procedures outlined in Rule
10.1.1 of the Rulebook.
 In the event of a dispute between Users as to whether an SDR Record contains erroneous information the User shall follow the procedures outlined in
Rule 10.1.2 of the Rulebook to resolve such disputes.
VII.  CERTAIN LEGAL MATTERS
The Company shall not be responsible for a User's failure to properly and accurately report in a timely fashion its positions in Eligible Derivatives
Transactions through submission of SDR Records, a User's failure to timely comply with Verification Procedures with respect thereto, or any failure by a
Third Party Submitter to properly and accurately report in a timely fashion data to be submitted in SDR Records, in any such case in accordance with this
Appendix and the Operating Procedures or Applicable Publications, or for any consequences thereof (legal, regulatory or otherwise).  Except as required by
Applicable Law or as provided in the Operating Procedures, the Company will not be responsible for confirming or verifying any such information, and will base public dissemination and Reports solely on the information provided by or on behalf of Users.
Without limiting any other provision of the Operating Procedures and Applicable Publications, each User consents to the preparation and disclosure of
Reports with respect to its SDR Records as set forth in this Appendix and other access to its SDR Records by a Designated Regulator.  Each User agrees that the Company shall not be responsible for any use (or non-use) of a Report or other information by a Designated Regulator (or any person to which a
Designated Regulator may disclose such Report or other information), or any consequences thereof.
 The Company's governance arrangements are intended to be transparent to support, among other things, the objectives of the U.S. Federal Government pursuant to section 21(f)(2) of the CEA.

Canadian Repository Appendix to the
DTCC Data Repository (U.S.) LLC Operating Procedures

CANADIAN SWAP DATA REPORTING SERVICE
I.  INTRODUCTION
The DTCC Data Repository (U.S.) LLC ( "DDR" or "Company")  has been designated or recognized, as applicable, by the Canadian Regulators, as that term is defined below, as may from time to time designate or recognize DDR, as a trade repository for records submitted by or on behalf of Users from time to time
("Records") with respect to one or more categories or types of derivatives transactions ("Derivatives Transactions") or the status thereof or events with respect thereto, in each case as may be specified by the Company, and as a source for generation of reports ("Reports") relating to such transactions to
Users and applicable regulatory or supervisory authorities as specified herein.  The Company may also provide services in similar capacities under the laws of other jurisdictions.
Without limiting the foregoing, the Company will (i) perform all of the required functions of a trade repository under the applicable regulations ("Canadian
TR Regulations") of the Alberta Securities Commission, Autorite des marches financiers, British Columbia Securities Commission, Manitoba Securities
Commission, Financial and Consumer Services Commission New Brunswick, Office of the Superintendent of Securities Newfoundland and Labrador, Northwest
Territories Securities Office, Nova Scotia Securities Commission, Office of the Superintendent of Securities Nunavut, Ontario Securities Commission,
Office of the Superintendent of Securities Prince Edward Island, Financial and Consumer Affairs Authority of Saskatchewan, and Office of the Superintendent
of Securities Yukon Territories (together, the "Canadian Regulators"); (ii) accept, from or on behalf of Users, transaction and life-cycle data for swaps, as and when required to be reported to a trade repository under the Canadian TR Regulations; (iii) verify and maintain swap data as required by such regulations; (iv) publicly disseminate and perform recordkeeping of swap data as and when required under the Canadian TR Regulations, either directly or through one or more third parties; (v) provide access to swap data to appropriate regulators as described herein and (vi) generate reports with respect to transaction data maintained in the Company, in each case as specified in further detail in the Operating Procedures and Applicable Publications.
The Canadian Swap Data Reporting Service will be deemed a Service for purposes of the Operating Procedures; provided that in the event of any conflict between this Appendix and any other provision of the Operating Procedures (or the appendices thereto) in connection with the Derivatives Transactions
(and related Records) included or to be included in DDR for the purposes of reporting such transactions to Canadian Regulators, this Appendix shall govern.

II.  DERIVATIVE TRANSACTIONS
Derivatives Transactions eligible for the Canadian Swap Data Reporting Service include those derivatives transactions prescribed by Canadian TR Regulations, including equity derivatives, interest rate derivatives, credit derivatives, foreign exchange derivatives and commodity derivatives as well as such other derivative transactions, in each case of a type specified by the Company from time to time through Applicable Publications or by Important Notice ("Eligible
Derivative Transactions").
III.  SUBMISSION OF TRANSACTION DATA
The Company shall specify in these Operating Procedures, by Important Notice, Applicable Publications or as posted on the Company's website the information required or permitted to be included in Records submitted to the Company by or on behalf of Users with respect to Eligible Derivative Transactions and the manner in which such Records may be submitted.  For the avoidance of doubt, the Company may specify different templates, standards and procedures for Records for different types of Eligible Derivative Transactions and different events with respect thereto, subject to Applicable Law.  The Company will also specify in these Operating Procedures, by Important Notice, Applicable Publications or as posted on the Company's website the manner in which Records may be updated by or on behalf of Users.  All Records included or to be included in the Canadian Swap Data Reporting Service from time to time shall be subject to the provisions set forth in this Appendix and the Company's Important Notices, Applicable Publications and as posted on the Company's website, each as may be amended from time to time.
Data contained in Records will be subject to validation in accordance with the validation rules specified by the Company from time to time through
Applicable Publication, Important Notice or as posted on the Company's website.  Consistent with Applicable Law, the Company may establish deadlines for the submission of Records for purposes of complying with any periodic reporting to be provided by the Company or other purposes consistent with Applicable
Law.
The Company may enter into arrangements with one or more persons (each, a "Third Party Submitter"), including without limitation confirmation and matching platforms, swap execution facilities, security-based swap execution facilities, derivatives clearing organizations and securities clearing agencies, that will be permitted to submit Records for Eligible Derivative Transactions on behalf of other Users.  The Company may require a User to provide authorization, in a form and manner to be specified by the Company, for Third Party Submitters to submit Records on its behalf.  The Company may disclose Confidential
Information to Third Party Submitters as necessary to validate information in Records or otherwise provide the Services.
The Company may also designate that certain Third Party Submitters may submit Records on behalf of Users and other non-User persons that are party to the transactions described in Records ("Other Identified Parties"), without specific authorization by such Users or Other Identified Parties, subject to any terms (including as to authentication or trusted source procedures) set forth in Applicable Publications.  The Company shall have no obligation or liability to Other Identified Parties named in a Record submitted to the Company other than to maintain such Record and provide reporting with respect thereto as required by Applicable Law (and any liability of the Company to Other Identified Parties with respect to such matters shall be limited to the same extent as its liability to Users).  Each Third Party Submitter will be deemed to represent to the Company that it has obtained all necessary authorization or permission, to the extent required by Applicable Law, to submit Records on behalf of Other Identified Parties and for such Records to be maintained by the
Company as provided herein.
The Company may establish one or more procedures through which Users will be required to verify the accuracy of Records maintained by the Company
("Verification Procedures"), including without limitation in situations where the User is not the Reporting Party specified under Applicable Law to submit the Record.  Each User agrees to comply with all Verification Procedures applicable to Records relating to its Eligible Derivative Transactions.
The Company shall maintain all Records in accordance with Applicable Law.
IV.  REPORTS AND REGULATORY ACCESS
The Company will prepare from time to time reports based on Records ("Reports") as may be required by Applicable Law or requested by appropriate regulators.
Reports may be prepared on an aggregate basis for all Users and/or on a submitting User basis and may have subcategories for product type, counterparty and other relevant categories.
Each User will have access to Reports with respect to Records submitted by it or on its behalf and Records for which it is named as a party to the relevant
Eligible Derivative Transaction, and Reports prepared on an aggregate basis for all Users.
Each User will designate, in a manner to be specified by the Company, the regulator or regulators that are to have access to Reports with respect to
Records relating to its Eligible Derivative Transactions (each, a "Designated Regulator").  In addition, the Canadian Regulators will be deemed to be a
Designated Regulator for Records for Eligible Derivative Transactions submitted to the Canadian Swap Data Reporting Service.  The Company will provide a facility for each Designated Regulator for a particular User to have electronic access to such Reports with respect to such User's Records, as well as
Reports prepared on an aggregate basis for all Users.
The reports and access provided pursuant to this Section IV shall be in addition to the Company's rights to disclose information pursuant to Sections 7 and
8 of the Important Legal Information Section of the Operating Procedures.
V. PUBLIC DISSEMINATION OF TRANSACTION DATA
The Company will comply with the requirements for recordkeeping and public dissemination of data contained in Records, as, when and to the extent provided by Canadian TR Regulations.  The Company may perform such public dissemination on its own or through one or more third parties (which may include affiliates of the Company), as determined by the Company from time to time under arrangements acceptable to the Company, subject to the requirements of Applicable Law.
The Company may designate from time to time, through Important Notice, Applicable Publications or as posted on the Company's website, standards and procedures for such public dissemination of data.  Each User consents to such public dissemination of data contained in Records relating to its Eligible Derivative Transactions.
VI. CORRECTION OF RECORDS; RESOLUTION OF DISPUTES
 In the event that the Users to an Eligible Derivative Transaction agree that Records submitted to or maintained by the Company contain erroneous information (e.g., through a mutual mistake of fact), such Users may correct such erroneous information in accordance with the procedures outlined in Rule
10.1.1 of the Rulebook.
 In the event of a dispute between Users as to whether an Record contains erroneous information the User shall follow the procedures outlined in Rule
10.1.2 of the Rulebook to resolve such disputes.
VII.  CERTAIN LEGAL MATTERS
The Company shall not be responsible for a User's failure to properly and accurately report in a timely fashion its positions in Eligible Derivatives
Transactions through submission of Records, a User's failure to timely comply with Verification Procedures with respect thereto, or any failure by a Third
Party Submitter to properly and accurately report in a timely fashion data to be submitted in Records, in any such case in accordance with this Appendix and the Operating Procedures or Applicable Publications, or for any consequences thereof (legal, regulatory or otherwise).  Except as required by
Applicable Law or as provided in the Operating Procedures, the Company will not be responsible for confirming or verifying any such information, and will base public dissemination and Reports solely on the information provided by or on behalf of Users.
Without limiting any other provision of the Operating Procedures and Applicable Publications, each User consents to the preparation and disclosure of Reports with respect to its Records as set forth in this Appendix and other access to its Records by a Designated Regulator.  Each User agrees that the Company shall not be responsible for any use (or non-use) of a Report or other information by a Designated Regulator (or any person to which a Designated Regulator may disclose such Report or other information), or any consequences thereof.

APPENDIX C: INFORMATION PRIVACY POLICY OF DTCC DATA REPOSITORY (U.S.) LLC SDR

1. Information Privacy Policy of DTCC Data Repository (U.S.) LLC SDR

INFORMATION PRIVACY POLICY OF

DTCC DATA REPOSITORY (U.S.) LLC

As of - [SEC REGISTRATION DATE]

Scope and Applicability of Privacy Policy
This Privacy Policy summarizes the general policies of DTCC Data Repository (U.S.) LLC ("DDR") regarding the collection and use of "SDR Information,"
"Section 8 Material," as such terms are defined by the Commodity Futures Trading Commission ("CFTC"), "Derivatives Data" as defined by Canadian Regulators,
"Nonpublic personal information"  as defined by the U.S. Securities and Exchange Commission ("SEC"), together with certain intellectual property such as trading strategies or portfolio positions that DDR receives or may discern from the data received.  Terms not defined herein have the meaning provided in the Rulebook.
The CFTC defines "SDR Information" as "any information that the swap data repository receives or maintains."  The CFTC defines "Section 8 Material" as the
"business transactions, trade data, or market positions of any person and trade secrets or names of customers."  The CFTC has explained that Section 8
Material would typically include trade data, position data, business transactions, trade secrets and any other non-public personal information about a
Market Participant or any of its customers.  As defined under Canadian Regulation, "Derivatives Data" means all data required to be reported pursuant to
Canadian data reporting regulations (Canadian Regulations Part 3 "Data Reporting").
The SEC defines "Nonpublic personal information" as including Personally Identifiable Information that is not publicly available, including any list or description of market participants derived from such information.  Personally Identifiable Information means any information:  (i) a market participant provides to a SBSDR to obtain service from the SBSDR; (ii) about a market participant resulting from any transaction involving a service between the SBSDR and the market participant; or (iii) the SBSDR obtains about a market participant in connection with providing a service to that market participant.
For purposes of this policy, all of the above, together with covered intellectual property, are collectively referred to as "DDR Confidential Information."
"DDR Confidential Information" does not include data that are related to real-time public reporting (which by its nature is publicly available) or aggregated data that cannot be attributed to individual transactions or Market Participants.
For purposes of this Privacy Policy, "SDR Services" is defined as the services provided by DDR to its Users and to appropriate regulators, including the
CFTC, the SEC, and the Canadian Regulators, pursuant to the regulations applicable to DDR ("Applicable Law") and the DDR's Operating Procedures.
Limited Use of DDR Confidential Information
As described herein, it is the policy of DDR not to use, or disclose, DDR Confidential Information except in connection with the provision of SDR Services and in a manner consistent with applicable confidentiality policies, as well as with regulatory requirements (or otherwise in accordance with law or legal processes).
In general, it is the policy of DDR not to use, or allow the use of, DDR Confidential Information for commercial or marketing purposes.  DDR may, however, use DDR Confidential Information for commercial or marketing purposes when such use is authorized in writing by the applicable reporting entities and pursuant to Applicable Law.
Non-Disclosure of DDR Confidential Information
It is the policy of DDR to limit the disclosure of DDR Confidential Information and to restrict access to such information to those staff members who reasonably need access to such information in order to fulfill their duties and responsibilities to the DDR or as otherwise appropriate and consistent with this Privacy Policy.  These staff members are required to comply with applicable administrative, technical and physical safeguards for the protection of such information.
DDR will limit disclosures of DDR Confidential Information to its third parties (including affiliates of DDR, unless otherwise permissible under regulation or express written consent by the swap dealer, counterparty or any other registered entity that submits swap data) to those disclosures that are reasonable and appropriate to provide the SDR Services or fulfill the legal obligations of DDR, in each case subject to regulatory or contractual requirements.  Such third-party disclosures may include, for example, the following:
- Law Enforcement, Regulatory, and Judicial Requests:  disclosures of DDR Confidential Information to law enforcement agencies or regulatory agencies that are permitted or required by law (e.g., responding to a subpoena, order or request of any court, governmental, regulatory or other relevant authority, agency or organization);
- Third-Party Service Providers:  disclosures to affiliated and non-affiliated third parties that perform support services for DDR.  Pursuant to
Applicable Law, including CFTC Regulation 49.17(e), DDR clearly sets forth the use of DDR Confidential Information and the minimum confidentiality procedures that the third-party service provider must maintain as part of the service agreement or similar agreement or as part of a separate confidentiality or nondisclosure agreement; and
- Authorized Disclosure:  disclosures with the express consent of the applicable reporting entity or person.
Information Safeguarding
DDR has established an information security program setting forth reasonable administrative, technical and physical safeguards to: (i) ensure the security and confidentiality of DDR Confidential Information; (ii) protect against anticipated threats or hazards to the security of DDR Confidential Information;
(iii) protect against unauthorized access to or use or disclosure of DDR Confidential Information, as well as unauthorized alteration and/or destruction;
and (iv) protect against any misappropriation or misuse of DDR Confidential Information.  DDR has also established certain measures designed to facilitate the periodic testing of their information security controls, systems and procedures.
Changes to this Privacy Policy
DDR may change this Privacy Policy from time to time, as necessary or appropriate, based on factors which may include (i) results of testing and monitoring,
(ii) changes to the business and operation of DDR or the SDR Services, and (iii) changes to regulations and laws.
 Contact Information
Please contact the Privacy Office of the DDR for further information regarding this Privacy Policy at privacyoffice@dtcc.com.